Exhibit 10.24

TORREY PINES SCIENCE PARK

LEASE

This Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between HCP TPSP, LLC, a Delaware limited liability company (“Landlord”), and INHIBRX, LP, a Delaware limited partnership (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION

1. Date:	September 8, 2017

2. Premises (Article 1).

2.1 Building:	That certain two (2)-story building located at 11025 North Torrey Pines Road, San Diego, California 92121, containing a total of 66,552 rentable square feet.

2.2 Premises:	Approximately 34,211 rentable square feet of space consisting of the entire Second (2nd) floor of the Building, as further set forth in Exhibit A to the Lease.

3. Lease Term (Article 2).

3.1 Length of Term:	Approximately seven (7) years.

3.2 Lease Commencement Date:

The earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Premises, and (ii) the date upon which the Premises are “Ready for Occupancy,” as that term is defined in Section 5.1 of the Tenant Work Letter attached to the Lease as Exhibit B, which Lease Commencement Date is anticipated to occur on June 1, 2018 (the “Anticipated Lease Commencement Date”).

3.3 Lease Expiration Date:

If the Lease Commencement Date shall be the first day of a calendar month, then the day immediately preceding the seventh (7th) anniversary of the Lease Commencement Date; or, if the Lease Commencement Date shall be other than the first day of a calendar month, then the last day of the month in which the seventh (7th) anniversary of the Lease Commencement Date occurs.

4.	Base Rent (Article 3):

Period During Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Base Rent per Rentable Square Foot*
Lease Year 1	$1,609,285.44	$134,107.12	$3.92
Lease Year 2	$1,641,471.12	$136,789.26	$4.00
Lease Year 3	$1,674,300.60	$139,525.05	$4.08
Lease Year 4	$1,707,786.60	$142,315.55	$4.16
Lease Year 5	$1,741,942.32	$145,161.86	$4.24
Lease Year 6	$1,776,781.20	$148,065.10	$4.33
Lease Year 7	$1,812,316.80	$151,026.40	$4.41

*	The calculation of the Monthly Base Rent per Rentable Square Foot reflects an annual increase of 2%, rounded to the nearest cent, after the previous Lease Year.

5. Tenant Improvements (Exhibit B):	Tenant Improvements to be constructed on a turn-key basis pursuant to the Tenant Work Letter attached hereto as Exhibit B.

6. Tenant’s Share (Article 4):	51.1405%.

7. Permitted Use (Article 5):

The Premises shall be used only for general office, research and development and/or laboratory uses, including, but not limited to, administrative offices and other lawful uses reasonably related to or incidental to such specified uses, all (i) consistent with first class life sciences projects in the Torrey Pines area of San Diego, California (“First Class Life Sciences Projects”), and (ii) in compliance with, and subject to, applicable laws and the terms of this Lease.

8. Security Deposit (Article 21):	$194,668.10.

9. Parking (Article 28):

Three (3) unreserved parking spaces for every 1,000 rentable square feet of the Premises, subject to the terms of Article 28 of the Lease, of which Landlord shall designate one (1) of the allocated spaces as reserved and shall install, at Landlord’s sole cost, an electric vehicle charging station for the benefit of said reserved space (the “EV Charging Station”).

10. Address of Tenant (Section 29.18):

InhibRx, LP

11099 North Torrey Pines Road, Suite 280

La Jolla, CA 92037

Attention: Mark Lappe

(Prior to Lease Commencement Date)

and

InhibRx, LP

11025 North Torrey Pines Road, 2nd Floor

San Diego, CA 92121

Attention: Mark Lappe

(After Lease Commencement Date)

11. Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.

12. Brokers (Section 29.24):	CBRE, Inc.

1. PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1 Premises, Building, Project and Common Areas.

1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto. The outline of the “Building” and the “Project,” as those terms are defined in Section 1.1.2 below, are further depicted on the Site Plan attached hereto as Exhibit A-1. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Tenant Work Letter. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project, Building and Premises have not undergone inspection by a Certified Access Specialist (CASp).

1.1.2 The Building and The Project. The Premises are part of the building set forth in Section 2.1 of the Summary (the “Building”). The Building is part of an office/laboratory project currently known as “Torrey Pines Science Park.” The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land upon which the Building and the Common Areas are located, (iii) the other office/laboratory buildings located at 11011, 11085 and 11077 North Torrey Pines Road, and the land upon which such adjacent office/laboratory buildings are located, and (iv) at Landlord’s discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project and reasonably related to the Project.

1.1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, are collectively referred to herein as the “Common Areas”). The Common Areas shall be maintained and operated by Landlord in a manner consistent with First Class Life Sciences Projects and the use thereof shall be subject to such reasonable rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, provided that, in connection therewith, Landlord shall perform such closures, alterations, additions or changes in a commercially reasonable manner and, in connection therewith, shall use commercially reasonable efforts to minimize any material interference with Tenant’s use of and access to the Premises.

1.1.4 Storage Space.

1.1.4.1 In General. Commencing on the Lease Commencement Date, Landlord shall provide to Tenant, at no additional cost (other than Direct Expenses to the extent allowed by the terms of Article 4 of this Lease), that certain approximate seventeen foot (17’) by seventeen foot (17’) storage area located on one of the subterranean parking levels of the Building, as depicted on Exhibit A-2 attached hereto (the “Storage Space”).

1.1.4.2 Condition of Storage Space. The Storage Space shall be delivered to Tenant in its existing, “as-is” condition, but in a broom clean condition with reasonably adequate lighting, and Tenant shall be fully responsible for repairing any damage to the Storage Space solely resulting from or relating to Tenant’s use thereof. Tenant shall give prompt notice to Landlord in case of fire or accidents in or about the Storage Space or of defects therein or in the fixtures or equipment related thereto. Tenant acknowledges and agrees that Landlord shall have no obligation to provide any security for the Storage Space.

1.1.4.3 Other Terms. Tenant shall comply with Landlord’s reasonable rules and regulations from time to time promulgated with respect to the use of the Storage Space. Tenant shall use the Storage Space for storage only and in no event shall Tenant maintain any “Hazardous Materials,” as that term is defined in Section 5.3 of this Lease, in the Storage Space. Further, Tenant’s use of the Storage Space shall at all times be consistent with the use of storage space in other First Class Life Sciences Projects. Tenant shall indemnify, defend protect and hold Landlord harmless from and against any and all claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of or in connection with Tenant’s use of the Storage Space. In addition, Tenant’s insurance obligations under the Lease shall pertain to Tenant’s use of the Storage Space. At any time during the term of Tenant’s lease of the Storage Space, upon not less than thirty (30) days’ notice to Tenant, Landlord, at its sole cost and expense, shall have the right to relocate the Storage Space to another location in the Building, provided that the subject space contains at least the same square footage and similar improvements as the initial storage space leased by Tenant hereunder, and is comparably accessible by Tenant as the initial storage space leased by Tenant hereunder.

1.1.5 Condition of Building Systems. Notwithstanding anything set forth in Section 1.1.1, above, to the contrary, Landlord shall cause the base Building mechanical, electrical and plumbing systems located in the internal core of the Building and which serve the Premises (the “Warrantied Items”) to be in good working condition and repair upon the Lease Commencement Date. The foregoing shall not be deemed to require Landlord to replace any of the Warrantied Items, as opposed to repair any Warrantied Items. Provided Tenant notifies Landlord prior to the first (1st) anniversary of the Lease Commencement Date, Landlord shall, at Landlord’s sole cost and expense (which shall not be deemed an “Operating Expense,” as that term is defined in Article 4), repair or replace any portion of the Warrantied Item which was not in good working condition on the Lease Commencement Date, provided that the need to repair or replace was not caused (A) by the misuse, misconduct, damage, destruction, omissions, and/or negligence of Tenant, its subtenants and/or assignees, if any, or any company which is acquired, sold or merged with Tenant (collectively, “Tenant Damage”), or (B) by any modifications, Alterations or improvements constructed by or on behalf of Tenant. Landlord’s obligation pursuant to the immediately preceding sentence shall not extend to the costs of normal and customary preventive maintenance relating to the Warrantied Item. To the extent repairs which Landlord is required to make pursuant to this Section 1.1.5 are necessitated in part by Tenant Damage, then Tenant shall reimburse Landlord for an equitable proportion of the cost of such repair. If it is determined that the Warrantied Item was not in good working condition and repair as of the Lease Commencement Date, Landlord shall not be liable to Tenant for any damages, but, as Tenant’s sole remedy, Landlord, at no cost to Tenant, shall promptly commence such work or take such other action as may be necessary to place the same in good working condition and repair, and shall thereafter diligently pursue the same to completion.

1.2 Rentable Square Feet of Premises. The rentable square footage of the Premises is hereby deemed to be as set forth in Section 2.2 of the Summary, and shall not be subject to measurement or adjustment during the Lease Term.

1.3 Effectiveness of this Lease. Notwithstanding the full execution and delivery of this Lease by and between Landlord and Tenant, the effectiveness of this Lease and Tenant’s lease of the Premises is expressly conditioned upon an affiliate of Landlord, HCP Torrey Pines, LLC (“Landlord Affiliate”), and Tenant entering into a termination agreement which terminates Tenant’s lease of those certain premises located on the first (1st) and second (2nd) floors of that certain building located at 11099 North Torrey Pines Road, La Jolla, California containing approximately 13,403 rentable square feet of space and commonly known as Suites 135, 270, 280 and 285 on or before the date that occurs ten (10) days after the date set forth in Section 1 of the Summary, on the terms and conditions acceptable to Landlord Affiliate and Tenant (as determined in each of their sole discretion) (collectively, the “Conditions”). In the event that any of the Conditions do not timely occur pursuant to the immediately preceding sentence, this Lease shall terminate and shall be null and void and without further force or effect. Landlord shall have no liability whatsoever to Tenant relating to or arising from Landlord’s inability or failure to enter into the Termination Agreement.

1.4 Right of First Offer. Landlord hereby grants to the Tenant originally named herein (the “Original Tenant”) and any “Permitted Transferee Assignee,” as that term is defined in Section 14.8, below, a one-time right of first offer with respect to any space becoming available in the Building that is not part of the initial Premises (the “First Offer Space”). Notwithstanding the foregoing, (A) in no event shall Tenant be entitled to lease any First Offer Space until after the expiration or earlier termination of the existing leases (including any extensions thereof, whether pursuant to an express right or otherwise) of such First Offer Space, and (B) such first offer right of Tenant shall be subordinate to all existing rights of third parties to lease such First Offer Space, including, without limitation, any expansion, first offer, first negotiation or other rights, regardless of whether such rights are executed strictly in accordance with their respective terms or pursuant to lease amendment or new leases (all such tenants leasing the First Offer Space and third parties with existing rights, collectively, the “Superior Right Holders”). Tenant’s right of first offer shall be on the terms and conditions set forth in this Section 1.4.

1.4.1 Procedure for Offer. Landlord shall notify Tenant (the “First Offer Notice”) when and if the First Offer Space becomes available for lease to third parties (as reasonably determined by Landlord), provided that all Superior Right Holder have declined to lease such space. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the First Offer Space. The First Offer Notice shall describe the space so offered to Tenant and the “Economic Terms,” as that term is defined in Section 1.3.2 below, upon which Landlord is willing to lease such space to Tenant..

1.4.2 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice, then within five (5) business days following delivery of the First Offer Notice to Tenant, Tenant shall deliver notice (the “First Offer Exercise Notice”) to Landlord of Tenant’s election to exercise its right of first offer with respect to the entire space described in the First Offer Notice on the terms contained in such notice. If Tenant does not notify Landlord within the five (5) business day period set forth above, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires; provided, however, if Landlord offers to lease the applicable First Offer Space (or any portion thereof) to a third party upon Economic Terms which, calculated on a “Net Equivalent Lease Rate” basis pursuant to the process set forth in Exhibit G, attached hereto, are (in the aggregate) equal to or less than ninety-five percent (95%) of the Net Equivalent Lease Rate of the Economic Term set forth in Landlord’s final offer to Tenant for such First Offer Space, then Landlord shall again offer such First Offer Space to Tenant on the Economic Terms offered to such third-party tenant by delivering another First Offer Notice to Tenant, which shall be subject to all of the terms and conditions of this Section 1.4.2. For purposes hereof, the “Economic Terms” shall mean the following items: (i) base rent and free rent, including escalations thereto, expressed as a dollar amount per rentable square foot, (ii) operating expense and tax protection such as a base year or expense stop, and (iii) all other monetary concessions (e.g., free rent, improvement allowances); provided that Landlord and Tenant acknowledge that the lease term offered to such third party tenant may be different than the lease term of the First Offer Space for Tenant as set forth in Section 1.11.6, below. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the First Offer Space offered by Landlord to Tenant, and Tenant may not elect to lease only a portion thereof.

1.4.3 Construction In First Offer Space. Tenant shall take the First Offer Space in the configuration offered by Landlord and in its then-existing “as is” condition. The construction of improvements in the First Offer Space shall comply with the terms of Article 8 of this Lease and other requirements Landlord may reasonably impose. The terms of the Work Letter shall not apply to the construction of any improvements in the First Offer Space.

1.4.4 Amendment to Lease. If Tenant timely exercises Tenant’s right to lease First Offer Space as set forth herein, then, within fifteen (15) days thereafter, Landlord and Tenant shall execute amendment to this Lease adding such First Offer Space to the Premises upon the terms and conditions as set forth in the First Offer Notice therefor and this Section 1.4. Tenant shall commence payment of Rent for such First Offer Space, and the term of such First Offer Space shall commence, upon the date of delivery of such First Offer Space to Tenant (the “First Offer Commencement Date”) and terminate on the date set forth in the First Offer Notice.

1.4.5 Termination of Right of First Offer. The rights contained in this Section 1.4.5 shall be personal to the Original Tenant and any Permitted Transferee, and may only be exercised by the Original Tenant and such Permitted Transferee (and not any assignee, sublessee or other transferee of Tenant’s or such Permitted Transferee’s interest in the Lease) if the Original Tenant or such Permitted Transferee occupies the entire Premises as of the date of the attempted exercise of the right of first offer by Tenant and as of the scheduled date of delivery of such First Offer Space to Tenant. The right of first offer granted herein shall terminate with respect to any particular First Offer Space upon the failure by Tenant to exercise its right of first offer with respect to the First Offer Space so offered by Landlord. Tenant shall not have the right to lease First Offer Space, as provided in this Section 1.4, if, as of the date of the attempted exercise of any right of first offer by Tenant, or, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in monetary or material non-monetary default under this Lease (beyond the applicable notice and cure period provided in this Lease) or Tenant has previously been in monetary or material non-monetary default under this Lease (beyond the applicable notice and cure period provided in this Lease) during the prior twelve (12) month period.

2. LEASE TERM; OPTION TERM

2.1 Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first (1st) Lease Year shall commence on the Lease Commencement Date and end on the last day of the month in which the first (1 st) anniversary of the Lease Commencement Date occurs (or if the Lease Commencement Date is the first (1 st) day of a calendar month, then the first (1st) Lease Year shall end on the day preceding the first (1st) anniversary of the Lease Commencement Date), and the second and each succeeding Lease Year shall commence on the first (1 st) day of the next calendar month; provided further that the last Lease Year shall end on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof. Notwithstanding the foregoing, if the Lease Commencement Date has not occurred on or before the date that occurs forty-five (45) days after the Anticipated Lease Commencement Date (the “Abatement Date”), then Base Rent shall be abated from and after the Lease Commencement Date for one day for each day that occurs after the Abatement Date and before the Lease Commencement Date; provided, however, the Abatement Date shall be delayed by one (1) day for each day that the Lease Commencement Date is delayed by an event of “Force Majeure” (as that term is defined in Section 29.16) or by a “Tenant Delay” (as that term is defined in Section 5.2 of the Tenant Work Letter).

2.2 Option Term.

2.2.1 Option Right. Landlord hereby grants to the Original Tenant, and any Permitted Transferee Assignee, one (1) option to extend the Lease Term for a period of five (5) years (the “Option Term”), which option shall be irrevocably exercised only by written notice delivered by Tenant to Landlord not earlier than twelve (12) months before the commencement of the Option Term and not later than ten (10) months before the commencement of the Option Term, provided that the following conditions (the “Option Conditions”) are satisfied: (i) as of the date of delivery of such notice, Tenant is not in default under this Lease (beyond the expiration of any applicable notice and cure period expressly set forth in this Lease); (ii) as of the end of the Lease Term, Tenant is not in default under this Lease (beyond the expiration of any applicable notice and cure period expressly set forth in this Lease); and (iii) Tenant has not previously been in default under this Lease (beyond the expiration of any applicable notice and cure period expressly set forth in this Lease) more than twice during the immediately preceding twelve (12) month period. Landlord may, at Landlord’s option, exercised in Landlord’s sole and absolute discretion, waive any of the Option Conditions in which case the option, if otherwise properly exercised by Tenant, shall remain in full force and effect. Upon the proper exercise of such option to extend, and provided that Tenant satisfies all of the Option Conditions (except those, if any, which are waived by Landlord), the Lease Term, as it applies to the Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall be personal to Original Tenant and any Permitted Transferee Assignee, and may only be exercised by Original Tenant or a Permitted Transferee Assignee (and not by any other assignee, sublessee or Transferee of Tenant’s interest in this Lease).

2.2.2 Option Rent. The annual Rent payable by Tenant during the Option Term (the

“Option Rent”) shall be equal to the “Fair Rental Value,” as that term is defined below, for the Premises as of the commencement date of the Option Term. The “Fair Rental Value,” as used in this Lease, shall be equal to the annual rent per rentable square foot (including additional rent and considering any “base year” or “expense stop” applicable thereto), including all escalations, at which tenants (pursuant to leases consummated within the twelve (12) month period preceding the first day of the Option Term), are leasing non-sublease, non-encumbered, non-equity space which is not significantly greater or smaller in size than the subject space, for a comparable lease term, in an arm’s length transaction, which comparable space is located in the “Comparable Buildings,” as that term is defined in this Section 2.2.2, below (transactions satisfying the foregoing criteria shall be known as the “Comparable Transactions”), taking into consideration the following concessions (the “Concessions”): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (b) tenant improvements or allowances provided or to be provided for such comparable space, and taking into account the value, if any, of the existing improvements in the subject space, such value to be based upon the age, condition, design, quality of finishes and layout of the improvements; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Fair Rental Value, no consideration shall be given to any period of rental abatement, if any, granted to tenants in comparable transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces. In connection with the determination of Fair Rental Value, the parties shall initially look to new, non-renewing, non-expanding transactions in the Comparable Buildings; provided, however, if there are not enough new, non-renewal, non-expanding transactions in the Comparable Buildings to reasonably establish the Fair Rental Value, then the parties may look to renewal and/or expansion transactions in the Comparable Buildings. The Fair Rental Value shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant’s Rent obligations in connection with Tenant’s lease of the Premises during the Option Term. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants). The Concessions (A) shall be reflected in the effective rental rate (which effective rental rate shall take into consideration the total dollar value of such Concessions as amortized on a straight-line basis over the applicable term of the Comparable Transaction (in which case such Concessions evidenced in the effective rental rate shall not be granted to Tenant)) payable by Tenant, or (B) at Landlord’s election, all such Concessions shall be granted to Tenant in kind. Notwithstanding the foregoing, during the Option Term, the Base Rent component of the Option Rent shall increase by three percent (3%) per annum on each anniversary of the first (1 st) day of the Option Term; provided that such annual increases shall be taken into consideration in connection with the determination of Fair Rental Value. The term “Comparable Buildings” shall mean the Building and those other First Class Life Sciences Projects located in the Torrey Pines market area of San Diego, California that are comparable in age (based on the date of original construction or the latest major renovation) location, quality of construction, services and amenities.

2.2.3 Determination of Option Rent. In the event Tenant timely and appropriately exercises an option to extend the Lease Term, Landlord shall notify Tenant of Landlord’s determination of the Option Rent within thirty (30) days of receipt of Tenant’s notice to extend. If Tenant, on or before the date which is thirty (30) days following the date upon which Tenant receives Landlord’s determination of the Option Rent, in good faith objects to Landlord’s determination of the Option Rent, then Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement on or before the date that occurs ninety (90) days before the Lease Expiration Date (the “Outside Agreement Date”), then each party shall make a separate determination of the Option Rent, as the case may be, within five (5) days, and such determinations shall be submitted to arbitration in accordance with Sections 2.2.3.1 through 2.2.3.8, below. If Tenant fails to object to Landlord’s determination of the Option Rent within the time period set forth herein, then Tenant shall be deemed to have accepted Landlord’s determination of Option Rent.

2.2.3.1 Landlord and Tenant shall each appoint one arbitrator who shall be, at the option of the appointing party, a real estate broker, appraiser or attorney who shall have been active over the five (5) year period ending on the date of such appointment in the leasing or appraisal, as the case may be, of life science properties in San Diego, California. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent, taking into account the requirements of Section 2.2.2 of this Lease, as determined by the arbitrators. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions. The arbitrators so selected by Landlord and Tenant shall be deemed “Advocate Arbitrators.”

2.2.3.2 The two (2) Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator (“Neutral Arbitrator”) who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators, except that neither the Landlord or Tenant or either parties’ Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.

2.2.3.3 The three arbitrators shall, within thirty (30) days of the appointment of the Neutral Arbitrator, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent, and shall notify Landlord and Tenant thereof.

2.2.3.4 The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

2.2.3.5 If either Landlord or Tenant fails to appoint an Advocate Arbitrator within fifteen (15) days after the Outside Agreement Date, then either party may petition the presiding judge of the Superior Court of San Diego County to appoint such Advocate Arbitrator subject to the criteria in Section 2.2.3.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

2.2.3.6 If the two (2) Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator, then either party may petition the presiding judge of the Superior Court of San Diego County to appoint the Neutral Arbitrator, subject to criteria in Section 2.2.3.2 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

2.2.3.7 The cost of the arbitration shall be paid by Landlord and Tenant equally.

2.2.3.8 In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay the Option Rent initially provided by Landlord to Tenant, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts of Option Rent due, and the appropriate party shall make any corresponding payment to the other party.

3. BASE RENT Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent and Tenant’s Share of the estimated Direct Expenses (as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease) for the first full month of the Lease Term shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

4. ADDITIONAL RENT

4.1 General Terms.

4.1.1 Direct Expenses; Additional Rent. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay Tenant’s Share of the annual Direct Expenses. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent”, and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.1.2 Triple Net Lease. Landlord and Tenant acknowledge that, except as otherwise provided to the contrary in this Lease, it is their intent and agreement that this Lease be a “TRIPLE NET” lease and that as such, the provisions contained in this Lease are intended to pass on to Tenant or reimburse Landlord for the costs and expenses reasonably associated with this Lease, the Building and the Project, and Tenant’s operation therefrom. To the extent such costs and expenses payable by Tenant cannot be charged directly to, and paid by, Tenant, such costs and expenses shall be paid by Landlord but reimbursed by Tenant as Additional Rent.

4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 Intentionally Deleted.

4.2.2 ”Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.3 ”Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4 ”Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project and Premises as reasonably determined by Landlord; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area operation, repair, restoration, and maintenance; (vi) fees and other costs, including management and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project, provided that any such management fee may not exceed three percent (3%) of gross revenues (adjusted and grossed up to reflect a one hundred percent (100%) occupancy of the Project with all tenants paying full rent, as contrasted with free rent, half-rent and the like) of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) subject to item (f), below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) over such period of time as Landlord shall reasonably determine, provided that the useful life and amortization schedule being determined in accordance with sound real estate management and accounting principles, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, or to reduce current or future Operating Expenses to the extent of the reasonably anticipated savings or to enhance the safety or security of the Project or its occupants, (B) that are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of non-structural items located in the Common Areas required to keep the Common Areas in good working order and condition, (D) that are required under any governmental law or regulation, except for capital improvements to remedy a condition existing prior to the Lease Commencement Date which an applicable governmental authority, if it had knowledge of such condition prior to the Lease Commencement Date, would have then required to be remedied pursuant to then-current governmental laws or regulations in their form existing as of the Lease Commencement Date and pursuant to the then-current interpretation of such governmental laws or regulations by the applicable governmental authority as of the Lease Commencement Date, or (E) which are repairs, replacements or modifications to the Building Systems (as defined in Section 7.2, below); provided, however, that any capital expenditure shall be amortized (including interest on the amortized cost) over such period of time as Landlord shall reasonably determine in accordance with sound real estate management and accounting principles; and (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.5, below, (xv) cost of tenant relation programs reasonably established by Landlord, and (xvi) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building, including, without limitation, any covenants, conditions and restrictions affecting the property, and reciprocal easement agreements affecting the property, any parking licenses, and any agreements with transit agencies affecting the Property (collectively, “Underlying Documents”). Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a) costs, including legal fees, space planners’ fees, advertising and promotional expenses (except as otherwise set forth above), and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities);

(b) except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest;

(c) costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant’s carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

(d) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(e) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

(f) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

(g) amount paid as ground rental for the Project by the Landlord;

(h) except for a Project management fee to the extent allowed pursuant to item (l) below, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(i) any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

(j) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing engineering, janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

(k) all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(l) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(m) rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the comparable buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

(n) costs arising from the gross negligence or willful misconduct of Landlord in connection with this Lease;

(o) to the extent Tenant is paying directly janitorial service provided to the Premises, the cost of janitorial service provided to other tenant spaces in the Project;

(p) costs incurred to comply with laws relating to the removal of hazardous material (as defined under applicable law) which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto;

(q) costs of items considered capital repairs, replacements, improvements and equipment under sound real estate management and accounting principles consistently applied, except as expressly included in Operating Expenses pursuant to the definition above, including, without limitation, as otherwise set forth in item (xiii) of Section 4.2.4 above; and

(r) costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building or any law, code, regulation, ordinance or the like that would not have been incurred but for such violation.

4.2.5 Taxes.

4.2.5.1 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.5.2 Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises or the improvements thereon.

4.2.5.3 Any costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses. Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

4.2.6 “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary.

4.3 Allocation of Direct Expenses. The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) should be shared between the Building and the other buildings in the Project. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consist of Operating Expenses and tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the Building (as opposed to other buildings in the Project). Such portion of Direct Expenses allocated to the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole, and shall not include Direct Expenses attributable solely to other buildings in the Project.

4.4 Calculation and Payment of Additional Rent. Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, Tenant’s Share of Direct Expenses for each Expense Year. Notwithstanding anything to the contrary contained in this Article 4, the aggregate “Controllable Expenses,” as that term is defined below, included in Direct Expenses in any Expense Year after the first (1st) Expense Year shall never be increased to an amount in excess of the amount that such Controllable Expenses would currently be had they increased, from the initial amount for such Controllable Expenses set forth in the first (1st) Expense Year, at a cumulative rate of five percent (5%) per Expense Year. For purposes of this Section 4.4, “Controllable Expenses” shall mean all Direct Expenses except: (i) Tax Expenses and any and all assessments, including assessment districts and government-mandated charges with respect to the Building or Project, or any part thereof; (ii) insurance carried by Landlord; and (iii) costs of utilities, including, without limitation, electricity, water, HVAC and sewer charges, utility surcharges and assessments, and refuse removal. The terms Controllable Expenses shall also exclude the costs of capital alterations, capital additions, capital improvements, capital repairs and capital replacements to the extent included in Operating Expenses pursuant to the definition in Section 4.2.4, above; and costs to repair caused by any casualty, vandalism or events of Force Majeure.

4.4.1 Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall endeavor to give to Tenant within one hundred fifty (150) days following the end of each Expense Year, a statement (the “Statement”) which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant’s Share of Direct Expenses. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, the full amount of Tenant’s Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Direct Expenses,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall pay to Landlord such amount within thirty (30) days following receipt of Landlord’s request therefor, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term, provided that, other than Tax Expenses and costs incurred for utilities, Tenant shall not be responsible for Tenant’s Share of any Operating Expenses which are first billed to Tenant more than two (2) calendar years after the end of the Expense Year to which such Operating Expenses relate.

4.4.2 Statement of Estimated Direct Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant’s Share of Direct Expenses (the “Estimated Direct Expenses”). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall within thirty (30) days following receipt of written demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.6 Landlord’s Books and Records. Notwithstanding anything to the contrary contained in this Lease, if, within ninety (90) days after receipt of a Statement by Tenant, Tenant (i) reasonably disputes any amounts set forth in any Statement described above in this Article 4, and (ii) is not then in monetary or material non-monetary default under this Lease (beyond the expiration of any applicable notice and cure period expressly set forth in this Lease), then Tenant shall have the right to cause Landlord’s books and records to be audited by a firm of certified public accountants reasonably approved by Landlord, at no cost or expense to Landlord, which has prior experience in the review of financial statements and which shall not have provided primary accounting services to Tenant within the immediately preceding three (3) year period and which shall not be retained by Tenant on a contingency fee basis; provided, however, Tenant shall not have the right to perform any such audit more than one (1) time for any Expense Year during the Lease Term. Any audit conducted by or on behalf of Tenant shall be completed in a diligent manner and timely manner (but in any event within two (2) months after Tenant initially disputes the applicable Statement) and shall be performed at Landlord’s office during Landlord’s normal business hours and in a manner so as to minimize interference with Landlord’s business operations. Landlord shall have no obligation and Tenant shall have no right to make photocopies of any of Landlord’s ledgers, invoices or other items. Tenant agrees to keep, and to cause Tenant’s accountant and its employees to keep, all information revealed by any audit of Landlord’s books and records strictly confidential and not to disclose any such information or permit any such information to be disclosed to anyone other than Landlord, unless compelled to do so by a court of law or any Applicable Law, statute, code, rule or regulation, and Tenant and its accountant and their employees shall sign a confidentiality agreement reflecting such confidentiality. Tenant’s audit shall be limited to an on-site review of Landlord’s general ledger of accounts and supporting documentation. If after such audit, Landlord and Tenant dispute the results of such audit, at Tenant’s request, a certified public accounting firm selected by Landlord, and reasonably approved by Tenant, shall, at Tenant’s cost, conduct an audit of the relevant Direct Expenses. The amounts payable under this Section 4.6 by Landlord to Tenant or by Tenant to Landlord, as the case may be, will be appropriately adjusted on the basis of such audit. If such audit discloses an overstatement of Direct Expenses in excess of five percent (5%) for such Expense Year, Landlord shall reimburse Tenant for the reasonable cost of both audits; otherwise the cost of such audits shall be borne by Tenant. Tenant agrees that this Section 4.6 shall be the sole method to be used by Tenant to dispute the amount of any Direct Expenses payable by Tenant pursuant to the terms of this Lease, and Tenant hereby waives any other rights at law or in equity relating thereto.

5. USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

5.2 Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit E, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect, or any Underlying Documents. Landlord shall have the right to impose reasonable and customary rule and regulations regarding the use of the Project, as reasonably deemed necessary by Landlord with respect to the orderly operation of the Project, and Tenant shall comply with such reasonable rules and regulations. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project.

5.3 Hazardous Materials.

5.3.1 Tenant’s Obligations.

5.3.1.1 Prohibitions. As a material inducement to Landlord to enter into this Lease with Tenant, Tenant has fully and accurately completed Landlord’s Pre-Leasing Environmental Exposure Questionnaire (the “Environmental Questionnaire”), which is attached as Exhibit F. Tenant agrees that except for those chemicals or materials, and their respective quantities, specifically listed on the Environmental Questionnaire, neither Tenant nor Tenant’s employees, contractors and subcontractors of any tier, entities with a contractual relationship with Tenant (other than Landlord), or any entity acting as an agent or sub-agent of Tenant (collectively, “Tenant’s Agents”) will produce, use, store or generate any “Hazardous Materials,” as that term is defined below, on, under or about the Premises, nor cause or permit any Hazardous Material to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, used or “Released,” as that term is defined below, on, in, under or about the Premises. If any information provided to Landlord by Tenant on the Environmental Questionnaire, or otherwise relating to information concerning Hazardous Materials is false, incomplete, or misleading in any material respect, the same shall be deemed a default by Tenant under this Lease. Tenant shall deliver to Landlord an updated Environmental Questionnaire no more than once a year. Landlord’s prior written consent shall be required to any Hazardous Materials use for the Premises not described on the initial Environmental Questionnaire, such consent to be withheld in Landlord’s sole discretion. Tenant shall not install or permit any underground storage tank on the Premises. For purposes of this Lease, “Hazardous Materials” means all flammable explosives, petroleum and petroleum products, waste oil, radon, radioactive materials, toxic pollutants, asbestos, polychlorinated biphenyls (“PCBs”), medical waste, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including without limitation any chemical, element, compound, mixture, solution, substance, object, waste or any combination thereof, which is or may be hazardous to human health, safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, or defined as, regulated as or included in, the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” or “toxic substances” under any Environmental Laws. The term “Hazardous Materials” for purposes of this Lease shall also include any mold, fungus or spores, whether or not the same is defined, listed, or otherwise classified as a “hazardous material” under any Environmental Laws, if such mold, fungus or spores may pose a risk to human health or the environment or negatively impact the value of the Premises. For purposes of this Lease, “Release” or “Released” or “Releases” shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Materials into the environment. Notwithstanding the foregoing, Tenant may, without prior disclosure to Landlord, use, in compliance with Environmental Laws, Hazardous Materials in small quantities that are (a) normal and customary supplies for cleaning and maintenance and required for use in the ordinary course of business, and (b) standard office supplies.

5.3.1.2 Notices to Landlord. Tenant shall notify Landlord in writing as soon as possible but in no event later than five (5) days after (i) Tenant’s acquiring actual knowledge of the occurrence of any actual, alleged or threatened Release of any Hazardous Material in, on, under, from, or about the Premises (whether past or present), regardless of the source or quantity of any such Release, or (ii) Tenant becomes aware of any regulatory actions, inquiries, inspections, investigations, directives, or any cleanup, compliance, enforcement or abatement proceedings (including any threatened or contemplated investigations or proceedings) relating to or potentially affecting the Premises, or (iii) Tenant becomes aware of any claims by any person or entity relating to any Hazardous Materials in, on, under, from, or about the Premises, whether relating to damage, contribution, cost recovery, compensation, loss or injury. Collectively, the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as “Hazardous Materials Claims”. Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in connection with any Hazardous Materials Claims. Additionally, Tenant shall promptly advise Landlord in writing of Tenant’s discovery of any occurrence or condition on, in, under or about the Premises that could subject Tenant or Landlord to any liability, or restrictions on ownership, occupancy, transferability or use of the Premises under any “Environmental Laws,” as that term is defined below. Tenant shall not enter into any legal proceeding or other action, settlement, consent decree or other compromise with respect to any Hazardous Materials Claims without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to join and participate, as a party if Landlord so elects, in such proceedings and in no event shall Tenant enter into any agreements which are binding on Landlord or the Premises without Landlord’s prior written consent. Landlord shall have the right to appear at and participate in, any and all legal or other administrative proceedings concerning any Hazardous Materials Claim. For purposes of this Lease, “Environmental Laws” means all applicable present and future laws relating to the protection of human health, safety, wildlife or the environment, including, without limitation, (i) all requirements pertaining to reporting, licensing, permitting, investigation and/or remediation of emissions, discharges, Releases, or threatened Releases of Hazardous Materials, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials; and (ii) all requirements pertaining to the health and safety of employees or the public. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC § 9601, et seq., the Hazardous Materials Transportation Authorization Act of 1994, 49 USC § 5101, et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, and Hazardous and Solid Waste Amendments of 1984, 42 USC § 6901, et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC § 1251, et seq., the Clean Air Act of 1966, 42 USC § 7401, et seq., the Toxic Substances Control Act of 1976, 15 USC § 2601, et seq., the Safe Drinking Water Act of 1974, 42 USC §§ 300f through 300j, the Occupational Safety and Health Act of 1970, as amended, 29 USC § 651 et seq., the Oil Pollution Act of 1990, 33 USC § 2701 et seq., the Emergency Planning and Community Right-To-Know Act of 1986, 42 USC § 11001 et seq., the National Environmental Policy Act of 1969, 42 USC § 4321 et seq., the Federal Insecticide, Fungicide and Rodenticide Act of 1947, 7 USC § 136 et seq., California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code §§ 25300 et seq., Hazardous Materials Release Response Plans and Inventory Act, California Health & Safety Code, §§ 25500 et seq., Underground Storage of Hazardous Substances provisions, California Health & Safety Code, §§ 25280 et seq., California Hazardous Waste Control Law, California Health & Safety Code, §§ 25100 et seq., and any other state or local law counterparts, as amended, as such applicable laws, are in effect as of the Lease Commencement Date, or thereafter adopted, published, or promulgated.

5.3.1.3 Releases of Hazardous Materials. If any Release of any Hazardous Material in or from the Premises, or any Release of any Hazardous Materials outside of the Premises caused by Tenant or Tenant’s Agents, shall occur at any time during the Lease and/or if any other Hazardous Material condition exists at the Premises that requires response actions of any kind, in addition to notifying Landlord as specified above, Tenant, at its own sole cost and expense, shall (i) immediately comply with any and all reporting requirements imposed pursuant to any and all Environmental Laws, (ii) provide a written certification to Landlord indicating that Tenant has complied with all applicable reporting requirements, (iii) take any and all necessary investigation, corrective and remedial action in accordance with any and all applicable Environmental Laws, utilizing an environmental consultant approved by Landlord, all in accordance with the provisions and requirements of this Section 5.3, including, without limitation, Section 5.3.4, and (iv) take any such additional investigative, remedial and corrective actions as Landlord shall in its reasonable discretion deem necessary such that the Premises are remediated to the condition existing prior to such Release.

5.3.1.4 Indemnification.

5.3.1.4.1 In General. Without limiting in any way Tenant’s obligations under any other provision of this Lease, Tenant shall be solely responsible for and shall protect, defend, indemnify and hold the Landlord Parties harmless from and against any and all claims, judgments, losses, damages, costs, expenses, penalties, enforcement actions, taxes, fines, remedial actions, liabilities (including, without limitation, reasonable attorneys’ fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) including, without limitation, consequential damages and sums paid in settlement of claims that arise during or after the Lease Term in whole or in part, foreseeable or unforeseeable, directly or indirectly arising out of or attributable to the presence, use, generation, manufacture, treatment, handling, refining, production, processing, storage, Release or presence of Hazardous Materials in, on, under or about the Premises by Tenant or Tenant’s Agents.

5.3.1.4.2 Limitations. Notwithstanding anything in Section 5.3.1.4, above, to the contrary, Tenant’s indemnity of Landlord as set forth in Section 5.3.1.4, above, shall not be applicable to claims based upon Hazardous Materials which may (a) exist in, on or about the Premises as of the date of this Lease (“Existing Hazardous Materials”), except to the extent that Tenant’s construction activities and/or Tenant’s other acts or omissions (including Tenant’s failure to remove, remediate or otherwise treat or “Clean-up,” as that term is defined in Section 5.3.4, below, the subject Existing Hazardous Materials during the tenancy of the Premises) caused or exacerbated the subject claim, or (b) arise from Landlord’s negligence or willful misconduct with respect to the handling of Hazardous Materials at the Project.

5.3.1.5 Compliance with Environmental Laws. Without limiting the generality of Tenant’s obligation to comply with applicable laws as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, comply with all Environmental Laws. Tenant shall obtain and maintain any and all necessary permits, licenses, certifications and approvals appropriate or required for the use, handling, storage, and disposal of any Hazardous Materials used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises. Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect any and all such permits, licenses, certifications and approvals, together with copies of any and all Hazardous Materials management plans and programs, any and all Hazardous Materials risk management and pollution prevention programs, and any and all Hazardous Materials emergency response and employee training programs respecting Tenant’s use of Hazardous Materials. Upon request of Landlord, Tenant shall deliver to Landlord a narrative description explaining the nature and scope of Tenant’s activities involving Hazardous Materials and showing to Landlord’s satisfaction compliance with all Environmental Laws and the terms of this Lease.

5.3.2 Assurance of Performance.

5.3.2.1 Environmental Assessments In General. Landlord may, but shall not be required to, engage from time to time such contractors as Landlord determines to be appropriate to perform environmental assessments of a scope reasonably determined by Landlord (an “Environmental Assessment”) to ensure Tenant’s compliance with the requirements of this Lease with respect to Hazardous Materials. .

5.3.2.2 Costs of Environmental Assessments. All costs and expenses incurred by Landlord in connection with any such Environmental Assessment initially shall be paid by Landlord; provided that if any such Environmental Assessment shows that Tenant has failed to comply with the provisions of this Section 5.3, then all of the costs and expenses of such Environmental Assessment shall be reimbursed by Tenant as Additional Rent within thirty (30) days after receipt of written demand therefor.

5.3.3 Tenant’s Obligations upon Surrender. At the expiration or earlier termination of the Lease Term, Tenant, at Tenant’s sole cost and expense, shall: (i) cause an Environmental Assessment of the Premises to be conducted in accordance with Section 15.3; (ii) cause all Hazardous Materials to be removed from the Premises and disposed of in accordance with all Environmental Laws and as necessary to allow the Premises to be used for any purpose; and (iii) cause to be removed all containers installed or used by Tenant or Tenant’s Agents to store any Hazardous Materials on the Premises, and cause to be repaired any damage to the Premises caused by such removal.

5.3.4 Clean-up.

5.3.4.1 Environmental Reports; Clean-Up. If any written report, including any report containing results of any Environmental Assessment (an “Environmental Report”) shall indicate (i) the presence of any Hazardous Materials as to which Tenant has a removal or remediation obligation under this Section 5.3, and (ii) that as a result of same, the investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up (the “Clean-up”) of any Hazardous Materials is required, Tenant shall immediately prepare and submit to Landlord within thirty (30) days after receipt of the Environmental Report a comprehensive plan, subject to Landlord’s written approval, specifying the actions to be taken by Tenant to perform the Clean-up so that the Premises are restored to the conditions required by this Lease. Upon Landlord’s approval of the Clean-up plan, Tenant shall, at Tenant’s sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease, immediately implement such plan with a consultant reasonably acceptable to Landlord and proceed to Clean-Up Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease. If, within thirty (30) days after receiving a copy of such Environmental Report, Tenant fails either (a) to complete such Cleanup, or (b) with respect to any Clean-up that cannot be completed within such thirty-day period, fails to proceed with diligence to prepare the Clean-up plan and complete the Clean-up as promptly as practicable, then Landlord shall have the right, but not the obligation, and without waiving any other rights under this Lease, to carry out any Clean-up recommended by the Environmental Report or required by any governmental authority having jurisdiction over the Premises, and recover all of the costs and expenses thereof from Tenant as Additional Rent, payable within thirty (30) days after receipt of written demand therefor.

5.3.4.2 No Rent Abatement. Tenant shall continue to pay all Rent due or accruing under this Lease during any Clean-up, and shall not be entitled to any reduction, offset or deferral of any Base Rent or Additional Rent due or accruing under this Lease during any such Clean-up.

5.3.4.3 Surrender of Premises. Tenant shall complete any Clean-up prior to surrender of the Premises upon the expiration or earlier termination of this Lease. Tenant shall obtain and deliver to Landlord a letter or other written determination from the overseeing governmental authority confirming that the Clean-up has been completed in accordance with all requirements of such governmental authority and that no further response action of any kind is required for the unrestricted use of the Premises (“Closure Letter”). Upon the expiration or earlier termination of this Lease, Tenant shall also be obligated to close all permits obtained in connection with Hazardous Materials in accordance with applicable laws.

5.3.4.4 Failure to Timely Clean-Up. Should any Clean-up for which Tenant is responsible not be completed, or should Tenant not receive the Closure Letter and any governmental approvals required under Environmental Laws in conjunction with such Clean-up prior to the expiration or earlier termination of this Lease, then Tenant shall be liable to Landlord as a holdover tenant (as more particularly provided in Article 16) until Tenant has fully complied with its obligations under this Section 5.3.

5.3.5 Confidentiality. Unless compelled to do so by applicable law, Tenant agrees that Tenant shall not disclose, discuss, disseminate or copy any information, data, findings, communications, conclusions and reports regarding the environmental condition of the Premises to any Person (other than Tenant’s consultants, attorneys, property managers and employees that have a need to know such information), including any governmental authority, without the prior written consent of Landlord. In the event Tenant reasonably believes that disclosure is compelled by applicable law, it shall provide Landlord ten (10) days’ advance notice of disclosure of confidential information so that Landlord may attempt to obtain a protective order. Tenant may additionally release such information to bona fide prospective purchasers or lenders, subject to any such parties’ written agreement to be bound by the terms of this Section 5.3.

5.3.6 Copies of Environmental Reports. Within thirty (30) days of receipt thereof, Tenant shall provide Landlord with a copy of any and all environmental assessments, audits, studies and reports regarding Tenant’s activities with respect to the Premises, or ground water beneath the Land, or the environmental condition or Clean-up thereof. Tenant shall be obligated to provide Landlord with a copy of such materials without regard to whether such materials are generated by Tenant or prepared for Tenant, or how Tenant comes into possession of such materials.

5.3.7 Intentionally Omitted.

5.3.8 Signs, Response Plans, Etc. Tenant shall be responsible for posting on the Premises any signs required under applicable Environmental Laws. Tenant shall also complete and file any business response plans or inventories required by any applicable laws. Tenant shall concurrently file a copy of any such business response plan or inventory with Landlord.

5.3.9 Survival. Each covenant, agreement, representation, warranty and indemnification made by Tenant set forth in this Section 5.3 shall survive the expiration or earlier termination of this Lease and shall remain effective until all of Tenant’s obligations under this Section 5.3 have been completely performed and satisfied.

6. SERVICES AND UTILITIES

6.1 Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1 Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating, ventilation and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the office areas of the Premises from 7:00 A.M. to 6:00 P.M. Monday through Friday, and on Saturdays from 8:00 A.M. to 1:00 P.M. (collectively, the “Building Hours”), except for the date of observation of New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other locally or nationally recognized holidays (collectively, the “Holidays”). Landlord shall provide HVAC in the lab use areas of the Premises twenty-four (24) hours a day, seven (7) days a week. Tenant shall cooperate fully with Landlord at all times and abide by all reasonable regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.1.2 Electricity is separately metered (or sub-metered) at the Premises and shall be paid directly by Tenant to the applicable utility provider. If electricity is separately sub-metered (as opposed to separately metered), then Tenant shall pay to Landlord the cost of such utilities based on such sub-meter, including an administrative charge for Landlord’s supervision and reimbursement for any penalties for usage or other surcharges imposed by any utility company. Within twenty (20) days after receipt of Landlord’s statement of apportionment or statement setting forth the charges payable by Tenant, Tenant shall pay to Landlord, as Additional Rent, the cost of such electrical services so apportioned or so provided by Landlord. Notwithstanding anything to the contrary set forth herein, to the extent the Premises generates electricity demand on a shared resource (e.g. electricity for the central plant), the cost of such electricity shall be allocated to Tenant on a pro rata basis or other reasonable basis consistent with commercial reasonable property management practices.

6.1.3 Landlord shall not provide janitorial services for the Premises. Tenant shall be solely responsible for performing all janitorial services and other cleaning of the Premises, all in compliance with applicable laws. The janitorial and cleaning of the Premises shall be adequate to maintain the Premises in a manner consistent with First Class Life Sciences Projects.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.2 Additional Services Landlord shall have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance. If Tenant requests any such additional services, then Tenant shall pay to Landlord the cost of such additional services, including Landlord’s standard fee for its involvement with such additional services, within thirty (30) days following receipt of written demand for same.

6.3 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent (except as set forth in Section 19.5.2, below) or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent (except as set forth in Section 19.5.2, below) or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

7. REPAIRS

7.1 Tenant Repair Obligations. Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures, furnishings, and systems and equipment therein (including, without limitation, plumbing fixtures and equipment such as dishwashers, garbage disposals, and insta-hot dispensers), and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, at Landlord’s option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements within thirty (30) days following receipt of written demand for same.

7.2 Landlord Repair Obligations. Notwithstanding the foregoing, Landlord shall be responsible for repairs to the exterior walls, foundation, slab and roof (including roof membrane) of the Building, the structural portions of the floors of the Building, the base Building systems and equipment located in the internal core of the Building (the “Building Systems”) and Common Areas, and exterior utilities and plumbing to the Building, except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant; provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant’s expense, or, if covered by Landlord’s insurance, Tenant shall only be obligated to pay any deductible in connection therewith. Subject to the terms of Article 27, below, Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

8. ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days’ notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations (i) do not affect the building systems or equipment, (ii) are not visible from the exterior of the Building, and (iii) cost less than $50,000.00 for a particular job of work. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that, subject to the terms of Section 8.5, below, upon Landlord’s request, Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit (if required), issued by the city in which the Building is located (or other applicable governmental authority). Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. Upon completion of any Alterations (or repairs), Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Diego in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the “as built” drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3 Payment for Improvements. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to three percent (3%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work.

8.4 Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Tenant’s contractors and subcontractors shall be required to carry (i) Commercial General Liability Insurance in an amount approved by Landlord, with Landlord, and, at Landlord’s option, Landlord’s property manager and project manager, as additional insureds in an amount approved by Landlord, and otherwise in accordance with the requirements of Article 10 of this Lease, and (ii) workers compensation insurance with a waiver of subrogation in favor of Landlord. In the event an Alteration is reasonably anticipated to cost in excess of $50,000, then Landlord may, in its reasonable discretion, if consistent with the requirements of the landlords of First Class Life Science Projects in connection with tenants performing similar construction projects, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. For purposes of determining the cost of an Alteration, work done in phases or stages shall be considered part of the same Alteration, and any Alteration shall be deemed to include all trades and materials involved in accomplishing a particular result.

8.5 Landlord’s Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord and remain in place at the Premises following the expiration or earlier termination of this Lease. Notwithstanding the foregoing, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Alterations and/or improvements and/or systems and equipment within the Premises and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord, provided further, however, notwithstanding the foregoing, upon request by Tenant at the time of Tenant’s request for Landlord’s consent to any Alteration or improvement, Landlord shall notify Tenant whether the applicable Alteration or improvement will be required to be removed pursuant to the terms of this Section 8.5. If Tenant fails to complete any required removal and/or to repair any damage caused by the removal of any Alterations and/or improvements and/or systems and equipment in the Premises and return the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord, Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

9. COVENANT AGAINST LIENS Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least ten (10) business days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility (to the extent applicable pursuant to then applicable laws). Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof.

10. INSURANCE

10.1 Indemnification and Waiver. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, lenders, any property manager and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all claims, loss, cost, damage, injury, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause in, on or about the Premises, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply if and from the time that a final adjudication has resulted in a finding of willful misconduct or negligence of Landlord. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its reasonable professional fees such as reasonable appraisers’, accountants’ and attorneys’ fees. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination. Landlord shall be liable for, and shall indemnify, defend, protect and hold Tenant and Tenant’s partners, officers, directors, employees, agents, successors and assigns harmless from and against any and all claims, loss, cost, damage, injury, expense and liability (including without limitation court costs and reasonable attorneys’ fees) arising or resulting from the gross negligence or willful misconduct of Landlord or any of Landlord’s Parties.

10.2 Tenant’s Compliance With Landlord’s Property Insurance. Landlord shall insure the Building during the Lease Term against loss or damage under an “all risk” property insurance policy. Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the

Building or the ground or underlying lessors of the Building, or any portion thereof. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body. Tenant shall also provide Landlord and Landlord’s insurer(s) with such information regarding the use of the Premises and any damage to the Premises as they may require in connection with the placement of insurance for the Premises or the adjusting of any losses to the Premises.

10.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.

10.3.1 Commercial General Liability Insurance on an occurrence form covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities including a contractual coverage, and including products and completed operations coverage, for limits of liability on a per location basis of not less than:

Bodily Injury and Property Damage Liability	$1,000,000 each occurrence $2,000,000 annual aggregate

Personal Injury Liability	$1,000,000 each occurrence $2,000,000 annual aggregate

10.3.2 Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the “Tenant Improvements,” as that term is defined in the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the “Original Improvements”), and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion.

10.3.3 Business Income Interruption for one (1) year plus Extra Expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings attributable to the risks outlined in Section 10.3.2 above.

10.3.4 Worker’s Compensation and Employer’s Liability or other similar insurance pursuant to all applicable state and local statutes and regulations. The policy shall include a waiver of subrogation in favor of Landlord, its employees, Lenders and any property manager or partners.

10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, its subsidiaries and affiliates, its property manager (if any) and any other party the Landlord reasonably so specifies, as an additional insured or loss payee with respect to insurance under Section 10.3.2(ii) and (iii), including Landlord’s managing agent, if any; (ii) be issued by an insurance company having a rating of not less than A:IX in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance required of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord (unless such cancellation is the result of non-payment of premiums). Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least ten (10) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within thirty (30) days after Tenant’s receipt of bills therefor.

10.5 Subrogation. Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property or business interruption loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies do now, or shall, contain the waiver of subrogation.

10.6 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord or Landlord’s lender, but in no event in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.

11. DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier (including by taking into account any deductible or self-insured retention), as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Tenant shall in addition cooperate with requests for information regarding any repairs from Landlord’s insurer(s) by providing the requested information within ten (10) days after Tenant receives the request. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant’s right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

11.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies; (iv) the damage occurs during the last twelve (12) months of the Lease Term; or (v) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within one hundred eighty (180) days after being commenced, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied: (a) the damage to the Project by fire or other casualty was not caused by the gross negligence or intentional act of Tenant or its partners or subpartners and their respective officers, agents, servants, employees, and independent contractors; (b) as a result of the damage, Tenant cannot reasonably conduct business from the Premises; and, (c) as a result of the damage to the Project, Tenant does not occupy or use the Premises at all.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

12. NONWAIVER No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

13. CONDEMNATION If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, for loss of goodwill, business and business interruption, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, Landlord shall, to the extent of the condemnation proceeds received by Landlord, promptly restore the remaining Premises to the same condition they were in prior to such condemnation (to the extent practical), less the portion thereof lost due to such condemnation, and the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

14. ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, not to exceed $2,500.00 for a Transfer in the ordinary course of business, within thirty (30) days after written request by Landlord.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2 The Transferee is either a governmental agency or instrumentality thereof;

14.2.3 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested; or

14.2.4 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant’s business including, without limitation, loss of profits, however occurring) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, and after deduction of (i) any costs of improvements made to the Subject Space in connection with such Transfer, (ii) brokerage commissions paid in connection with such Transfer, and (iii) reasonable legal fees incurred in connection with such Transfer. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. The determination of the amount of Landlord’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer.

14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates a Transfer which, together with all prior Transfers then remaining in effect, would cause fifty percent (50%) or more of the Premises to be Transferred for more than twenty five percent (25%) of the then remaining Lease Term (taking into account any extension of the Lease Term which has irrevocably exercised by Tenant), Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the Contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space. Thereafter, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space. Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of nine (9) months (the “Nine Month Period”) commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Nine Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Article 14. If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 14.4. Notwithstanding anything herein to the contrary, if Landlord notifies Tenant of Landlord’s election to recapture the Contemplated Transfer Space and terminate this Lease, Tenant shall have five (5) business days to withdraw its Intention to Transfer Notice of the contemplated Transfer.

14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord’s costs of such audit.

14.6 Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation

(i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

14.7 Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8 Non-Transfers. Notwithstanding anything to the contrary contained in this Article 14, (A) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), (B) a sale of corporate shares of capital stock in Tenant on a nationally-recognized stock exchange, (C) an assignment of the Lease to an entity which acquires all or substantially all of the stock or assets of Tenant, or (D) an assignment of the Lease to an entity which is the resulting entity of a merger or consolidation of Tenant during the Lease Term (any such assignee or sublessee described in items (A) through (D) of this Section 14.8 hereinafter referred to as a “Permitted Transferee”), shall not be deemed a Transfer under this Article 14, provided that (i) Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate, (ii) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (iii) such Permitted Transferee shall be of a character and reputation consistent with the quality of the Building, (iv) in connection with a Permitted Transferee pursuant to items (C) and (D), such Permitted Transferee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) at least equal to the Net Worth of Tenant on the day immediately preceding the effective date of such assignment or sublease, and (v) no assignment relating to this Lease, whether with or without Landlord’s consent, shall relieve Tenant from any liability under this Lease, and, in the event of an assignment of Tenant’s entire interest in this Lease, the liability of Tenant and such transferee shall be joint and several. An assignee of Tenant’s entire interest in this Lease who qualifies as a Permitted Transferee may also be referred to herein as a “Permitted Transferee Assignee.” “Control,” as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity. No such permitted assignment or subletting shall serve to release Tenant from any of its obligations under this Lease.

15. SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, freestanding cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

15.3 Environmental Assessment. In connection with its surrender of the Premises, Tenant shall submit to Landlord, at least one hundred twenty (120) days prior to the expiration date of this Lease (or in the event of an earlier termination of this Lease, as soon as reasonably possible following such termination), an environmental Assessment of the Premises by a competent and experienced environmental engineer or engineering firm reasonably satisfactory to Landlord (pursuant to a contract approved by Landlord and providing that Landlord can rely on the Environmental Assessment), which (i) evidences that the Premises are in a clean and safe condition and free and clear of any Hazardous Materials; and (ii) includes a review of the Premises by an environmental consultant for asbestos, mold, fungus, spores, and other moisture conditions, on-site chemical use, and lead-based paint. If such Environmental Assessment reveals that remediation or Clean-up is required under any Environmental Laws, Tenant shall submit a remediation plan prepared by a recognized environmental consultant and shall be responsible for all costs of remediation and Clean-up, as more particularly provided in Section 5.3, above.

15.4 Condition of the Building and Premises Upon Surrender. In addition to the above requirements of this Article 15, upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, surrender the Premises and Building such that the same are in compliance with all Applicable Laws and with Tenant having complied with all of Tenant’s obligations under this Lease, including those relating to improvement, repair, maintenance, compliance with law, testing and other related obligations of Tenant set forth in Article 7 of this Lease. In the event that the Building and Premises shall be surrendered in a condition which does not comply with the terms of this Section 15.4, because Tenant failed to comply with its obligations set forth in Lease, then following thirty (30) days’ notice to Tenant, during which thirty (30) day period Tenant shall have the right to cure such noncompliance, Landlord shall be entitled to expend all reasonable costs in order to cause the same to comply with the required condition upon surrender and Tenant shall immediately reimburse Landlord for all such costs within thirty (30) days following Tenant’s receipt of Landlord’s written demand therefor and Tenant shall be deemed during the period that Tenant or Landlord, as the case may be, perform obligations relating to the Surrender Improvements to be in holdover under Article 16 of this Lease.

16. HOLDING OVER.

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term. If Tenant holds over after the expiration of the Lease Term of earlier termination thereof, without the express or implied consent of Landlord, such tenancy shall be deemed to be a tenancy by sufferance only, and shall not constitute a renewal hereof or an extension for any further term. In either case, Rent shall be payable at a monthly rate equal to (i) one hundred fifty percent (150%) of the Rent applicable during the last rental period of the Lease Term under this Lease for the initial month of such holdover, and (ii) two hundred percent (200%) thereafter. Such month-to-month tenancy or tenancy by sufferance, as the case may be, shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises within thirty (30) days after the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

17. ESTOPPEL CERTIFICATES Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit D, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, but not more than one (1) time per calendar year except in connection with a sale or financing of the Building, or in connection with Tenant’s request for Landlord’s approval to a Transfer or an Alteration, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments following the expiration of the notice and cure period set forth in Section 19.1.4, below, shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

18. SUBORDINATION This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale. Concurrently with the execution of this Lease, Landlord shall have any mortgagee of the Property enter into its usual nondisturbance agreement with Tenant.

19. DEFAULTS; REMEDIES

19.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after notice; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3 Abandonment of all or a substantial portion of the Premises by Tenant; or

19.1.4 The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than two (2) business days after notice from Landlord.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.5 Landlord Default.

19.5.1 General. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

19.5.2 Abatement of Rent. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date and required by this Lease, which substantially interferes with Tenant’s use of the Premises, or (ii) any failure to provide services, utilities or access to the Premises as required by this Lease (either such set of circumstances as set forth in items (i) or (ii), above, to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such notice (the “Eligibility Period”) and either (A) Landlord does not diligently commence and pursue to completion the remedy of such Abatement Event or (B) Landlord receives proceeds from its rental interruption insurance which covers such Abatement Event, then the Base Rent and Tenant’s Share of Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use for the normal conduct of Tenant’s business, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant’s Share of Direct Expenses for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. To the extent an Abatement Event is caused by an event covered by Articles 11 or 13 of this Lease, then Tenant’s right to abate rent shall be governed by the terms of such Article 11 or 13, as applicable, and the Eligibility Period shall not be applicable thereto. Such right to abate Base Rent and Tenant’s Share of Direct Expenses shall be Tenant’s sole and exclusive remedy for rent abatement at law or in equity for an Abatement Event. Except as provided in this Section 19.5.2, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

19.6 Consequential Damages. Notwithstanding anything contained in this Lease to the contrary, neither party will be liable to the other for any business interruption, loss of profit or other punitive or consequential damages arising out of this Lease or any default hereunder, other than those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease, or in connection with Tenant’s use of Hazardous Materials. In addition, in no event shall Landlord be liable to Tenant for any loss to inventory, scientific research, scientific experiments, laboratory animals, products, specimens, samples, and/or scientific, business, accounting and other records of every kind and description kept at the Premises and any and all income derived or derivable therefrom.

20. COVENANT OF QUIET ENJOYMENT Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

21. SECURITY DEPOSIT Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount set forth in Section 8 of the Summary, as security for the faithful performance by Tenant of all of its obligations under this Lease. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount. Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby irrevocably waives and relinquishes any and all rights, benefits, or protections, if any, Tenant now has, or in the future may have, under

Section 1950.7 of the California Civil Code, any successor statute, and all other provisions of law, now or hereafter in effect, including, but not limited to, any provision of law which (i) establishes the time frame by which a landlord must refund a security deposit under a lease, and/or (ii) provides that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the subject premises. Tenant acknowledges and agrees that (a) any statutory time frames for the return of a security deposit are superseded by the express period identified in this Article 21, above, and (b) rather than be so limited, Landlord may claim from the Security Deposit (1) any and all sums expressly identified in this Article 21, above, and (2) any additional sums reasonably necessary to compensate Landlord for any and all losses or damages caused by Tenant’s default of this Lease, including, but not limited to, all damages or rent due upon termination of Lease pursuant to Section 1951.2 of the California Civil Code.

22. COMMUNICATIONS AND COMPUTER LINE Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the “Lines”), provided that Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease. Tenant shall pay all costs in connection therewith. Landlord reserves the right, upon notice to Tenant prior to the expiration or earlier termination of this Lease, to require that Tenant, at Tenant’s sole cost and expense, remove any Lines located in or serving the Premises prior to the expiration or earlier termination of this Lease.

23. SIGNS

23.1 Signage. Subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, at its sole cost and expense, may install (i) non-exclusive identification signage on the Building monument sign, and (ii) illuminated Building top signage on the West facing portion of the Building directly above the existing monument sign (collectively, “Tenant’s Signage”); provided, however, in no event shall Tenant’s Signage include an “Objectionable Name,” as that term is defined in Section 23.3, of this Lease. All such signage shall be subject to Landlord signage criteria for the Building and to Tenant’s obtaining all required governmental approvals. All permitted signs shall be maintained by Tenant at its expense in a first-class and safe condition and appearance. Upon the expiration or earlier termination of this Lease, Tenant shall remove all of its signs at Tenant’s sole cost and expense. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant’s Signage (collectively, the “Sign Specifications”) shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (provided that the exact location of Tenant’s Signage on the Building monument sign shall be determined by Landlord in its sole discretion), and shall be consistent and compatible with the quality and nature of the Project. Tenant hereby acknowledges that, notwithstanding Landlord’s approval of Tenant’s Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant’s Signage. In the event Tenant does not receive the necessary governmental approvals and permits for Tenant’s Signage, Tenant’s and Landlord’s rights and obligations under the remaining terms and conditions of this Lease shall be unaffected.

23.2 Objectionable Name. Tenant’s Signage shall not include a name or logo which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an “Objectionable Name”). The parties hereby agree that the following name, or any reasonable derivation thereof, shall be deemed not to constitute an Objectionable Name: “InhibRx, LP.”

23.3 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

23.4 Termination of Right to Tenant’s Signage. The rights contained in this Article 23 shall be personal to Original Tenant and its Permitted Assignee, and may only be exercised and maintained by such parties (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) to the extent (x) they are not in default under this Lease (beyond any applicable notice and cure period) and (y) if they occupy the entire Premises.

23.5 Lobby Directory and Suite Signage. Landlord, at its initial cost and expense, shall install (i) Building standard suite entry signage, and (ii) an entry in the Building directory located in the lobby. Any changes to Tenant’s suite entry signage, or lobby directory signage shall be subject to Landlord’s prior written approval and shall be performed at Tenant’s sole cost and expense.

24. COMPLIANCE WITH LAW Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Building and Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 24. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

25. LATE CHARGES If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after Tenant’s receipt of written notice from Landlord that said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus four (4) percentage points, and (ii) the highest rate permitted by applicable law.

26. LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

27. ENTRY BY LANDLORD Landlord reserves the right at all reasonable times and upon at least 24 hours’ prior notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last ten (10) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility (to the extent applicable pursuant to then applicable law); or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. In exercising the entry rights set forth in this Section, Landlord shall use commercially reasonable efforts to minimize interference with the conduct of Tenant’s business in connection with such entries into the Premises.

28. TENANT PARKING Tenant, at no charge throughout the Term of this Lease (other than Direct Expenses to the extent allowed by the terms of Article 4 of this Lease), shall have the right to use the amount of parking set forth in Section 9 of the Summary, in the on-site and/or off-site, as the case may be, parking facility (or facilities) which serve the Project. Tenant shall abide by all reasonable rules and regulations which are prescribed from time to time and of which Tenant is given notice for the orderly operation and use of the parking facility where the parking passes are located (including any sticker or other identification system established by Landlord and the prohibition of vehicle repair and maintenance activities in the parking facilities), and shall cooperate in seeing that Tenant’s employees and visitors also comply with such rules and regulations. During the initial Lease Term and, if applicable, the Option Term, such parking spaces shall be provided at no additional charge to Tenant (other than Operating Expenses to the extent allowed by the terms of Section 4.2.4 of this Lease); provided that Tenant shall also be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant. Tenant shall have the exclusive use of the EV Charging Station and Tenant shall pay to Landlord as Additional Rent the cost incurred by Landlord to operate and maintain the EV Charging Station. Tenant’s use of the Project parking facility shall be at Tenant’s sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant’s, its employees’ and/or visitors’ use of the parking facilities.

29. MISCELLANEOUS PROVISIONS

29.1 Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) business days following the request therefor.

29.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.

29.6 Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest of Landlord in the Building or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord), provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease.

29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.17 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

HCP TPSP, LLC

c/o HCP, Inc.

462 Stevens Avenue, Suite 107

Solana Beach, California 92075

Attention: Mike Dorris

with a copy to:

HCP TPSP, LLC

c/o HCP, Inc.

3760 Kilroy Airport Way, Suite 300

Long Beach, CA 90806-2473

Attn: Legal Department

and

Allen Matkins Leck Gamble Mallory & Natsis LLP

1901 Avenue of the Stars, Suite 1800

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

29.19 Joint and Several. If there is more than one tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20 Authority. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

29.21 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS

SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.23 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. The terms of this Section 29.24 shall survive the expiration or earlier termination of the Lease Term.

29.25 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26 Project or Building Name, Address and Signage. Landlord shall have the right at any time to change the name and/or address of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire; provided that Landlord shall pay the reasonable and actual cost of reprinting a reasonable supply of Tenant’s business cards, letterhead, envelopes and other stationery items containing the name and/or address of the Project or Building in a reasonable quality and quantity. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.28 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants.

29.29 Development of the Project.

29.29.1 Subdivision. Landlord reserves the right to subdivide all or a portion of the buildings and Common Areas. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from a subdivision and any all maps in connection therewith. Notwithstanding anything to the contrary set forth in this Lease, the separate ownership of any buildings and/or Common Areas by an entity other than Landlord shall not affect the calculation of Direct Expenses or Tenant’s payment of Tenant’s Share of Direct Expenses.

29.29.2 Construction of Property and Other Improvements. Tenant acknowledges that portions of the Project may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets (except as specifically set forth in Section 19.5.2 of this Lease) in connection with such construction. Furthermore, provided that Landlord employs commercially reasonable efforts to minimize interference with the conduct of Tenant’s business, Tenant hereby waives any claims of constructive eviction which may arise in connection with such construction.

29.30 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.31 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project and/or the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

29.32 House Systems and Services. Landlord shall maintain the following systems and services for the Building on a shared basis: (i) emergency power system, (ii) DI water system, (iii) vacuum system, and (iv) natural gas.

29.33 Reasonableness and Good Faith. Except (i) for matters for which there is a standard of consent or discretion specifically set forth in this Lease; (ii) matters which could have an adverse effect on the Building structure or the Building Systems, or which could affect the exterior appearance of the Building, or (iii) matters covered by Article 4 (Additional Rent), or Article 19 (Defaults; Remedies) of this Lease (collectively, the “Excepted Matters”), any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld or delayed, and, except with regard to the Excepted Matters, whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make an allocation or other determination, Landlord and Tenant shall act reasonably and in good faith.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD		TENANT

HCP TPSP, LLC, a Delaware limited liability company		INHIBRX, LP, a Delaware limited partnership

By:	/s/ Thomas Klaritch	By:	/s/ Mark Lappe
	Thomas Klaritch		Mark Lappe
	Print Name		Print Name

Its:		Its:	CEO

EXHIBIT A

TORREY PINES SCIENCE PARK

OUTLINE OF PREMISES

EXHIBIT - A

EXHIBIT A-1

TORREY PINES SCIENCE PARK

PROJECT SITE PLAN

EXHIBIT A-1

EXHIBIT A-2

TORREY PINES SCIENCE PARK

STORAGE SPACE

EXHIBIT A-2

EXHIBIT B

TORREY PINES SCIENCE PARK

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portion of Articles 1 through 29 of the Lease to which this Tenant Work Letter is attached as Exhibit B and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portion of Sections 1 through 6 of this Tenant Work Letter.

SECTION 1

TENANT IMPROVEMENTS

Landlord and Tenant have approved that certain space plan which is attached hereto as Schedule 1 (the “Space Plan”). Within five (5) days of the date on which Tenant executes this Lease, Tenant shall cooperate in good faith with Landlord’s architects and engineers to supply such information necessary to allow the Landlord’s architects and engineers to complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits and in a manner consistent with, and which are a natural and logical extension of, the Space Plan (collectively, the “Approved Working Drawings”). Landlord shall construct the improvements in the Premises (the “Tenant Improvements”) in good workmanlike condition pursuant to the Approved Working Drawings. In addition, Landlord shall, at Landlord sole cost and expense, prior to the Lease Commencement Date, upgrade or modernize the building directory (collectively, the “Landlord Work”). Tenant shall make no changes or modifications to (a) the Space Plan, (b) once completed, the Approved Working Drawings, or (c) the Landlord Work, without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion if such change or modification is reasonably likely to directly or indirectly materially delay the “Substantial Completion,” as that term is defined in Section 5.1 of this Tenant Work Letter, of the Premises or increase the cost of designing or constructing the Tenant Improvements. The Tenant Improvements and the Landlord Work shall be constructed in accordance with Landlord’s Building standards, using Building standard methods, materials and finishes. Notwithstanding the foregoing, except as specifically set forth in Section 2, below, the Tenant Improvements shall not include built-in furniture, equipment, cubicle systems (including the cabling and phone wiring), personal property and/or any above-standard electrical, mechanical or plumbing systems.

SECTION 2

CHANGE ORDER; CHANGE ORDER ALLOWANCE

2.1 Change Order. In the event that after Tenant’s execution of this Lease, any revisions, changes, or substitutions shall be made to (i) the Space Plan, (ii) the Approved Working Drawings (once the same are completed), or (iii) the Tenant Improvements (collectively, “Change Orders”), then any additional costs which arise in connection with Change Orders shall be paid by Tenant to Landlord within five (5) business days following Landlord’s written request therefor, which request shall be accompanied by reasonable back-up documentation regarding the calculation of such additional costs; provided that Landlord may initially reasonably estimate the additional costs which arise in connection with Change Orders and Tenant shall pay to Landlord such estimated amount and, following completion of the Tenant Improvements, Landlord and Tenant shall reconcile the amount paid by Tenant with the amount that should have been paid by Tenant based on the actual costs incurred by Landlord.

2.2 Change Order Allowance. Subject to the terms and conditions set forth in this Section 2.2, Tenant shall be entitled to a one-time allowance in an amount not to exceed Six Hundred Eighty-Four Thousand Two Hundred Twenty and 00/100 Dollars ($684,220.00) (i.e., $20.00 per rentable square foot of the Premises) (the “Change Order Allowance”) to be used solely for hard and soft costs in connection with any Change Orders (provided that in no event shall more than One Hundred Seventy-One Thousand Fifty-Five and 00/100 Dollars

EXHIBIT B

1

($171,055.00) (i.e., $5.00 per rentable square foot of the Premises) of the Change Order Allowance be used for soft costs in connection with Change Orders), pursuant to a written notice delivered to Landlord on or before the Lease Commencement Date. In the event Tenant timely exercises its right to use all or any portion of the Change Order Allowance, the monthly Base Rent for the Premises shall be increased by an amount equal to the “Additional Monthly Base Rent,” as that term is defined below, in order to repay the Change Order Allowance to Landlord. The “Additional Monthly Base Rent” shall be determined as the missing component of an annuity, which annuity shall have (i) the amount of the Change Order Allowance which Tenant elects to utilize as the present value amount, (ii) eighty-four (84) as the number of payments, (ii) two-thirds (2/3) of a percent, which is equal to eight percent (8%) divided by twelve (12) months per year, as the monthly interest factor, and (z) the Additional Monthly Base Rent as the missing component of the annuity. If Tenant elects to utilize all or a portion of the Change Order Allowance, then the parties shall promptly execute an amendment to this Lease setting forth the new amount of the Base Rent and the Change Order Allowance computed in accordance with this Section 2.2.

SECTION 3

CONTRACTOR’S WARRANTIES AND GUARANTIES

Landlord hereby assigns to Tenant all warranties and guaranties by the contractor who constructs the Tenant Improvements (the “Contractor”) relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements.

SECTION 4

INTENTIONALLY OMITTED

SECTION 5

COMPLETION OF THE TENANT IMPROVEMENTS;

LEASE COMMENCEMENT DATE

5.1 Ready for Occupancy. The Premises shall be deemed “Ready for Occupancy” upon the Substantial Completion of the Premises. For purposes of this Lease, “Substantial Completion” of the Premises shall occur upon the completion of construction of the Tenant Improvements in the Premises, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor, and the receipt of a temporary certificate of occupancy, or it legal equivalent, for the Premises.

5.2 Delay of the Substantial Completion of the Premises. Except as provided in this Section 5.2, the Lease Commencement Date shall occur as set forth in this Lease and Section 5.1, above. If there shall be a delay or there are delays in the Substantial Completion of the Premises or in the occurrence of any of the other conditions precedent to the Lease Commencement Date, as set forth in of this Lease, as a result of (each, a “Tenant Delay”):

5.2.1 Tenant’s failure to timely approve any matter requiring Tenant’s approval;

5.2.2 A breach by Tenant of the terms of this Tenant Work Letter or this Lease;

5.2.3 Tenant’s request for changes to the Tenant Improvements and/or the Space Plan;

5.2.4 Tenant failure to timely pay to Landlord the Additional Monthly Base Rent;

5.2.5 Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Premises, as set forth in this Lease, or which are different from, or not included in, Landlord’s standard improvement package items for the Building; or

5.2.6 Any other acts or omissions of Tenant, or its agents, or employees; then, notwithstanding anything to the contrary set forth in this Lease or this Tenant Work Letter and regardless of the actual date of the Substantial Completion of the Premises, the date of Substantial Completion of the

EXHIBIT B

2

Premises shall be deemed to be the date the Substantial Completion of the Premises would have occurred if no Tenant delay or delays, as set forth above, had occurred.

SECTION 6

MISCELLANEOUS

6.1 Tenant’s Entry Into the Premises Prior to Substantial Completion. Provided that Tenant and its agents do not interfere with Landlord’s work in the Building and the Premises, Landlord shall allow Tenant access to the Premises at least thirty (30) days prior to the Substantial Completion of the Premises for the purpose of Tenant installing Tenant’s furniture, equipment and/or fixtures (including Tenant’s data and telephone equipment) in the Premises. Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 6.1, Tenant shall submit a schedule to Landlord and Contractor, for their reasonable approval, which schedule shall detail the timing and purpose of Tenant’s entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant’s actions pursuant to this Section 6.1.

6.2 Freight Elevators. Landlord shall, consistent with its obligations to other tenants of the Building, make the freight elevator reasonably available to Tenant in connection with initial decorating, furnishing and moving into the Premises.

6.3 Tenant’s Representative. Tenant has designated Mark Lappe as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

6.4 Landlord’s Representative. Landlord has designated Jeff Sobczyk of PMA, Inc. as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

6.5 Tenant’s Agents. All contractors, subcontractors, laborers, materialmen, and suppliers retained by Tenant in connection with the Tenant Improvements shall be union labor in compliance with the then existing master labor agreements.

6.6 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.

6.7 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in the Lease, or a default by Tenant under this Tenant Work Letter, has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in Section 5 of this Tenant Work Letter), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

6.8 Cooperation by Tenant. Tenant acknowledges that the timing of the completion of the Approved Work Drawings and the Tenant Improvements is of the utmost importance to Landlord. Accordingly, Tenant hereby agrees to fully and diligently cooperate with all reasonable requests by Landlord in connection with or related to the design and construction of the Tenant Improvements, and in connection therewith, shall respond to Landlord’s requests for information and/or approvals, except as specifically set forth herein to the contrary, within five (5) business days following request by Landlord.

EXHIBIT B

3

SCHEDULE 1 TO EXHIBIT B

SPACE PLAN

[ATTACHED]

SCHEDULE 1 TO EXHIBIT B

1

BASIS OF DESIGN FOR INHIBRX, TPSP BUILDING 3, 11025 NORTH TORREY PINES ROAD, SECOND FLOOR

The nominally 31,000 SF InhibRx tenant improvement will be Class A, creative office design and flexible Research/Development laboratories, with specific purpose support spaces. Proposed Tenant improvements will incorporate the following physical requirements, standards, interior components and facility systems.

2.1 BUILDING INTERIOR

1. Control Areas:

•

There are currently (4) control areas in the building, separated by a 9-1/2” concrete floor assembly with an inherent 4-hr fire rating; a minimum 2-hr fire rated floor assembly is required by code for Type III-B buildings. Existing Control Area 3 extends from the first floor into the double-height lobby and across the entire second floor. In addition to the InhibRx requirements below, the InhibRx suite on the second floor shall be isolated from existing Control Area 3 and will become a new Control Area, Control Area 2-1. Most of the proposed control area walls are existing 1-hr rated, concrete or framed construction; however, non-compliant walls and penetrations need to be upgraded accordingly. The new control area boundary, along with non-compliant walls to be upgraded to 1-hr rated construction, are noted in Exhibit A. Tenant to confirm through Hazardous Material Technical Report that all materials will be below exempt limits for each of the control areas used.

•	Provide 2nd control area around the hazardous waste storage.

2. Laboratories:

•	Consist of (2) large Laboratories, Research Laboratory and Development Laboratory.

The Research Laboratory has (14) 3’x6’ carrels (N.I.C.) and the following support rooms:

•	Tissue Culture Room

•	Equipment Room

•	Bacterial Room

•	Hazardous Waste Room

•	Glass Wash

•	Cold Room with deli cases

•	Lab Supply Room

The Development Laboratory has the following support rooms:

•	Dry Storage/Gas Tank Room

•	Glass Wash

•	Cold Room with deli cases

•	Mass Spec (MS) Room

•	Bioassay

•	Cell Bank Room

•	GLP Tox Lab

3. Offices and Copy/Storage Room:

•

Consists of Open Office areas containing (22) 3’x6’ carrels (N.I.C), (11) 6’x6’ workstations (N.I.C), private offices consisting of (10) Standard Offices, (12) Shared 2-Person Offices, (1) Shared 3-Person Office, (3) Executive Offices, (1) Copy Room, (1) Storage Room, (1) Copy Alcove, and (1) Coffee Bar.

SCHEDULE 1 TO EXHIBIT B

2

4. Conference Room:

•	Consists of (3) large Conference Rooms and (1) small Conference Room.

•	All specialty AV will be by Tenant direct contracts.

5. Break Room and Recreation Area:

•

(1) Large Break Room is located in the Northwest corner of tenant space, equipped with a food prep area, built-in counter adjacent to the existing shaft, and (1) exterior folding glass partition with integral door at the balcony (Fleetwood type or equal). Structural support for the folding glass partition is required. Refrigerators, games and furniture by Tenant.

•

A recreation area is located along the East end of the building, separated from the Open Office by an interior foldable glass partition with integral door (Fleetwood type or equal). At the balconies to the North and East, (2) exterior folding glass partitions with integral doors (Fleetwood Type or equal) will be installed to open up the entire space. Structural support for the folding glass partitions is required. A built-in counter is located along the South wall of the Rec Area. Refrigerators, games and furniture by Tenant.

6. IDF and Electrical Room:

•	(1) IDF and (1) Electrical room are provided along the East end of the building.

2.2 HVAC, PLUMBING AND ELECTRICAL REQUIREMENTS

1. General Requirements

•	Provide mechanical, electrical and plumbing components as required by the 2016 CMC, 2016 CEC and 2016 CBC.

•	See attached equipment list for each area.

•	See attached Exhibit A and B for more information.

2. Laboratory and Support Laboratory Spaces:

Plumbing:

•	Stainless Steel sinks are required in the following areas:

•	Research Laboratory – (5) sinks, (1) of which is accessible.

•	Tissue Culture – (1) sink.

•	Equipment Room – (1) sink.

•	Lab Supply – (1) sink.

•	Development Laboratory – (8) sinks, (1) of which is accessible. > GLP Tox Lab – (1) Scullery sink

•	Bioassy – (1) sink.

•	All lab sinks to have ICW, IHW, and eyewash. Faucets to have vacuum breakers and sinks shall be 11” deep unless required to be accessible.

•

Provide scullery sink in each Glass Wash. Provide utilities and equipment for lab grade under counter dishwasher with (2) wash levels (20”H x 21”W x 20”D interior chamber dimensions) and freestanding autoclave with electric stream, single door and (2) shelves (36”H x 20”W x 50”D interior chamber dimension). Provide floor sink for autoclave.

•	Provide necessary utilities for ice machine in both Glass Wash Rooms; ice machine N.I.C. Autoclave and ice machine can utilize the same floor sink.

•	All lab sinks shall have acid resistant polypropylene waste and vent piping.

•	Provide eyewash and safety showers so that one can be accessed within 55 feet of any location within lab. Emergency showers/eyewashes shall be recessed combination units.

•	CO2 tanks will be stored in the first level of the garage, piped to Tissue Culture Room and stubbed out for Tenant connection to incubators. CO2 will also be piped into GLP Tox Lab

SCHEDULE 1 TO EXHIBIT B

3

for connection to bioreactor. Tanks and manifold to be Tenant-provided.

•

N2 tanks will be stored in the first level of the garage and be piped to Mass Spec Room, adjacent fume hood, and bioreactor in GLP Tox Lab. Dewars and manifold by Tenant. Pre-cleaned copper tubing to run from source to instruments. O2 tanks will also be stored in the first level garage and piped to the bioreactor in the GLP Tox Lab.

•

Provide house systems for VAC and DI. VAC equipment to be located in the first level garage area. Vacuum pump shall be based on dual 5 HP. DI skid to be located in the tenant suite or mechanical deck. DI skid shall be based on providing 18 megohm quality water utilizing polypropylene socket fused piping thru a 1-1/4” loop size. Provide utilities as shown on Exhibit A. CA will be tenant provided point of use. DI is required at (2) Glasswash rooms, GLP Tox Lab, and at (2) sinks in the Development Lab. Millipore by Tenant.

•	Provide floor drains at the following locations:

•	Glass Wash Rooms (2)

•	GLP Tox Lab

•	Condensate drain piping using type M copper for cold room evaporators and all office rooftop packaged units is required.

•	Provide no cup sinks at fume hoods, typ.

•	Provide Utilities as shown on equipment list.

Mechanical

•	Upgrade mechanical system to support new lab space. See report dated December 17, 2015 Option 2 from Creo Engineering.

•

(4) New roof-mounted lab exhaust fans shall be provided for the lab exhaust. Lab exhaust duct shall be galvanized steel with the exception of fume hood branch ducting and glass wash canopy which shall be stainless steel to the main duct.

•

Single pass air in all lab areas is required. All lab spaces will be served by the (2) existing house system built up air handling units located in the basement. Duct shall be routed from the existing shaft spaces located by the core restroom areas on the North and Southeast sides of the building. Anticipated lab air change rate is 12 AC/hr. Total anticipated number of lab temperature control zones is 14. Fans and coil water flows of the basement air handlers will need to be increased to handle the added load.

•	Humidity control is only required in the cold rooms and is not provided elsewhere.

•	All lab supply and exhaust zones shall have VAV boxes that will have the capability to set back flows by 50% during off hours.

•	Provide (2) new roof-mounted hot water boilers with associated pump and accessories piped to multiple hot water reheat coils for the lab spaces. Anticipated boiler size is 850 MBH output each.

•	Provide a DDC open protocol control system for the lab spaces.

•

Provide (1) 6’ fume hood in the Equipment Room with VAC, power and no cup sink. Base cabinet to be acid/base storage type. Ductwork from fume hood shall be PVC coated or stainless steel from the fume hood to the main exhaust duct.

•

Provide (1) 6’ fume hood in the Development Laboratory with N2, power and no cup sink. Base cabinet to be flammable/acid storage type. Ductwork from fume hood shall be PVC coated or stainless steel from the fume hood to the main exhaust duct.

•

In both the Research Laboratory and Development Laboratory, provide (1) walk-in cold room with deli cases on one side (4 deli cases in Research Lab and 3 deli cases in Development Lab), power outlets, an additional point of access and insulated walls, door and floor. Provide condensing unit with floor sink and evaporator fan coil as required. Provide lighting and alarm. Cold Room will be on e-power. Humidity control and redundancy provided. Metro shelving shown in plan is tenant-provided.

•	Provide the following exhaust in the Development Lab as shown in Exhibit A:

•	(2) Articulating snorkels-type mobile exhaust.

SCHEDULE 1 TO EXHIBIT B

4

•	(4) PVC stub outs.

•	Provide exhaust in Mass Spec room that to into exhaust for the chemical fume hood to remove exhaust from vacuum pumps that may have residual organics.

•	Tissue Culture Room, Hazardous Waste Storage and Equipment Room shall be negative pressure.

•	The office spaces shall be served by multiple VAV rooftop packaged heat pump units. Assume 350 SF/ton for capacity and 5T largest unit size.

•	Office areas shall be controlled with standard programmable thermostats.

•	Conference rooms shall have dedicated units and air distribution shall be linear slot diffusers in ceiling.

•

Provide 1-hr rated shaft from roof (do not penetrate roof) to terminate at the interstitial space of the first floor through janitor’s closet (2nd flr.) to storage room (1st flr.) for future mechanical equipment.

•	Provide an oxygen sensor/alarm in Cell Bank Room.

Electrical

•

The second floor is separately metered from the first floor. The electrical system feeding the remodel area will be served from the existing 1000Amp-480Y/277V-3Ph-4W distribution board and (3) dry-type transformers. The new feeders coming from either the distribution board or the transformer will terminate to panelboard located in the space.

•	There will be a 480Y/277V-3Ph-4W panel for the mechanical and lighting circuits.

•	There will be (8) 208Y/120V-3Ph-3W panels for the 120V and 208V office and lab loads.

•

To accommodate the load requiring backup power, there will be (3) 208Y/120V-3Ph-4W panels served from the existing generator system. A 112.5KVA dry-type transformer will be required to convert the 480V-3Ph to 208Y/120V-3Ph-4W.

•	Cold Rooms to be on e-power. Provide lighting, alarms and power outlets.

•	In Tissue Culture, Research Laboratory, Development Laboratory and equipment room where power from wall is not accessible for banks of equipment, provide power connection at the ceiling.

•

In Research Laboratory and Development Laboratory provide brushed aluminum single-channel raceway mounted to reagent shelving (15 benches). Where no reagents exist provide (2) quad monuments on countertop (13 benches). In Development Lab provide (4) electrical drops from ceiling for equipment.

•	In both Laboratories provide 25% extra E- Power capacity in addition to what’s shown on the equipment list. E-Power will be located throughout the laboratory.

•	The floor scale is surface mounted.

•	Provide power as noted on the equipment list.

•	No task lighting required in the Development Laboratory.

•	In Research Laboratory provide (2) 4’-0” task lights on each side of the bench where reagents occur (8 benches).

3. Break Room

•	Provide (1) double basin stainless steel sink with garbage disposal, under counter dishwasher and associated utilities.

•	Provide filtered water line to the tenant-provided refrigerators.

4. Conference Room/Open Office

•	At Conference Rooms provide floor core at table and power/data rough-in for wall mounted TV. All data and A/V equipment is tenant provided.

•	In open office where systems furniture is not against the wall provide floor core for power connection.

SCHEDULE 1 TO EXHIBIT B

5

5. Recreation Area

•	Provide (1) single basin stainless steel sink.

•	Provide utilities for under counter refrigerator.

•	Provide power/data rough-in for wall mounted TV. All data and A/V equipment is tenant provided.

6. Lighting Systems

•

The lighting system will consist of ambient lighting, task lighting, accent lighting and decorative lighting. Each lighting type and style will be found throughout the facility. In some spaces, lighting fixtures will provide either one or more lighting effect. In most spaces, overhead lighting fixtures will provide the ambient lighting. In the offices and conference rooms, recessed or surface LED direct/indirect lighting fixtures will provide the ambient lighting which will also be the task lighting. In the main lobbies, pendant LED fixtures will provide the ambient lighting and be a decorative element to the area. Scale and color for the fixtures will be coordinated with the architect.

•	In the labs, the lighting fixtures will be 2x4 recessed LED lighting fixtures with a lens.

•	All lighting fixtures and associated controls will meet the California Energy Code and IES recommendations.

7. North, East Restrooms and Janitor

•	Replace existing light fixtures with like kind.

•	Provide all new wall-hung porcelain water closets and urinals.

•	Provide undermount porcelain sinks

•	Provide mop sink for new Janitor’s Closet.

2.3 TYPICAL WALL CONSTRUCTION:

•

Minimum 20 gauge 3-5/8” metal studs at 16” O.C. with one layer of 5/8” gypsum board (type ‘X’ for fire rated walls) on each side. Refer to Exhibit A for locations of full height and partial height walls.

•	Where walls are partial height (6” above ceiling height), contractor shall provide kickers for bracing at the head.

•	All new walls shall have sound attenuating batt insulation.

•

For acoustical walls at conference rooms, provide minimum 20 gauge 3-5/8” metal studs at 16” O.C. with one layer of 5/8” gypsum board on one side and 5/8” gypsum board attached to 1/2” resilient channel run horizontally on the other with acoustic partition outlet boxes and acoustical sealant at penetrations.

•	Provide 1-hr fire rated walls where indicated on Exhibit A.

•	16 gauge metal backing plates shall be required for all casework, upper and lower, and wall hung items.

•	Wall types are as follows:

•	Full height to roof structure above – Refer to Exhibit A for locations.

•	Full height acoustical – Refer to Exhibit A for locations.

•	Full height 1-hr rated – Refer to Exhibit A for locations.

•	Partial height (6” above grid) – Refer to Exhibit A for locations.

2.4 INTERIOR/EXTERIOR GLAZING:

•	Refer to Exhibit B for glazing and door types and locations.

•	At Offices and Conference Rooms where sliding doors are shown in plan:

•	Basis-of-Design for interior glazing and glass sliding barnyard door: CRL Laguna

Series Sliding Glass Door System with sidelites and transom.

•	Double offices to have glazing from 42”H AFF to 9”H at various locations. Refer to Exhibit B.

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•

Where storefront doors are noted on Exhibit B they are to be clear anodized aluminum. Profile is intended to be a 2”x4.5”, with offset glazing. Storefront shall be silicone butt-joint without intermediate mullions.

•	Basis-of-Design storefront manufacturer: Western Integrated, or equal.

Where foldable glass partitions are noted on Exhibit B and in section 2.1.5 of the BOD they are to be clear anodized aluminum.

•	Basis-of-Design foldable glass partition manufacturer: Fleetwood, or equal.

•	Where fire rated glazing is shown on Exhibit B they are to be clear anodized aluminum.

•	Basis-of-Design fire rated storefront manufacturer: Alumflam

•	Glazing shall be tempered:

•	When within a 24-inch arc of either vertical edge of the door in a closed position and the bottom of exposed edge of glazing is less than 60 inches above a walking surface.

•	When within 18 inches from the floor.

•	At the Northeast side of the Conference Room abutting the double-height lobby, provide colored gradient film on the outside of glazing for privacy.

2.5 INTERIOR COMPONENTS/FINISHES:

1. General Notes

•	Tenant improvement is Class A, creative office design. Level of finishes and design shall be priced to reflect this.

•	Repaint all exterior window mullions (same color).

•	Patch, repair, and sandblast existing concrete columns to remove existing paint and other debris.

•	Remove all existing blinds and replace with new manual roller shades with 1% openness at South and West windows only.

•	Where ceilings exist, ceiling height shall be 9’-0” AFF, as allowed by existing building conditions.

•	All doors are 8’-0”H.

•	Where ceiling is open to structure, paint existing roof deck, structure and all exposed piping and ductwork white.

•	Where ceilings are open to structure, remove/rework existing cabling, splay wires and any extraneous utilities to prep for open ceiling. Provide allowances for rework of existing ductwork.

•	Provide insulation scrim to conceal existing roof insulation in areas open to structure. Scrim to be painted along with open to structure ceilings.

•	Where interior doors and frames are existing to remain, provide paint finish.

•	NIC = Not in Contract.

2. Laboratories and Support Laboratory Finishes

•	Provide epoxy flooring with coved epoxy base at the following areas:

•	GLP Tox Lab

•	Glass Wash Rooms (2)

•	Cell Bank

•	Provide welded sheet vinyl with integral base at the following areas:

•	Tissue Culture Room

•	Bioassay

•	Mass Spec (MS) Room

•	Provide sealed concrete (grind smooth existing concrete) with a 4” topset rubber base in all other laboratory areas.

•	Provide hard lid ceiling in the following areas:

SCHEDULE 1 TO EXHIBIT B

7

•	Glass Wash Rooms (2)

•	GLP Tox Lab

•	Cell Bank

•	Tissue Culture Room

•	In all other laboratory spaces provide cleanable acoustical ceiling tile with high NRC rating.

•	Basis of Design: Armstrong Commercial ceilings Optima Health Zone or equal.

•	Provide 2x4 LED light fixtures. Acoustical ceiling tile shall be centered over each bench typical for optimal light distribution.

•	Built-in casework is required in the following areas:

•	Research Laboratory

•	Tissue Culture

•	Glass wash (1 at the North end of the building)

•	Lab Supply

•	Equipment Room

•	Development Laboratory

•	Bioassay

•	Laboratory casework requirements/finishes are as follows:

•	Base cabinets shall be metal.

•	Countertops shall be 1” thick Trespa.

•	At each bench provide 1/2 drawers and 1/2 doors with no drawers.

•	In main labs, provide (3) kneeouts on each side of bench typical, (2) kneeouts on each side of bench where short benches occur.

•	In Research Lab provide tables where shown in Exhibit A. Table countertops to match built-in lab casework. Table bases to be metal.

•	Utilities will be distributed to the lab benches through umbilicals/chases down the center of the islands and inside walls.

•

Where reagent shelving occurs in Research Laboratory and Development Laboratory, provide (2) adjustable shelves with seismic lip on dual channel struts. Reagent shelves should be able to be independently moved in 6’-0” max increments on either side of the bench. Umbilical finish and upper shelving seismic lips to be colored translucent acrylic.

i.	Basis-of-Design: 3-Form Chroma, 1/2” thick.

•	Provide (1) stainless steel drying rack in each Glass Wash Room.

•	Provide 2-part epoxy paint in the following areas:

•	GLP Tox Lab

•	Glass Wash Rooms (2)

•	Tissue Culture

•	Mass Spec (MS) Room

•	Bioassay

•	In all other laboratory spaces provide Level 5 gypsum board finish with high quality, commercial grade acrylic latex paint with semi-gloss finish.

•	Where floor-mounted bioreactors exist, provide concrete curbs at walls and concrete roll curbs on remaining sides to contain spillage of hazardous materials.

•	Wall Protection: Corner Guards shall be provided on all outside corners of walls: 3” x 3” x 48” brushed stainless steel with caulked edges.

•	Doors: Seamless flush hollow metal door panels (16 ga min) in welded construction hollow metal frames. Refer to Exhibit B for door types.

•	All Furniture, Fixtures and Equipment are N.I.C.

•

Provide (10) Solatube skylights. Locations to be determined by structural analysis and to be coordinated with existing roof top equipment. Provide allowance for ducting of Solatubes to desired locations.

SCHEDULE 1 TO EXHIBIT B

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3. Open Offices, Private Offices and Copy Room:

•	Flooring:

•	Private Office – Carpet Tile; allow $32/sy material + install cost; Wall base shall be 4” topset rubber.

•	Office Hallways and Copy Room – Sealed concrete (grind smooth existing concrete); wall base shall be 4” topset rubber. Provide allowance for 25% of concrete to be stained a contrasting color.

•	Ceiling:

•

Office hallways – Ceiling is open to structure with accent specialty ceilings with Axiom trim. Provide allowance for specialty acoustical ceiling systems to extend down walls. Provide LED specialty pendant or linear light fixtures and downlights mounted to the roof deck. Allow (29) 8’L linear fixtures, (3) 16’L linear, (5) Specialty pendants at $1000 ea., and (42) downlights at $ 120 ea.

i. Specialty Acoustical Ceiling System Basis-of-Design: Armstrong WoodWorks/MetalWorks Channeled Plank, Linear or Grille Panels, Blades, or equal.

•

Private Offices/Copy Room – 2x2 mineral fiber acoustic ceiling tile (ACT) with smooth finish and medium performance acoustics. Basis of Design product is Armstrong Dune 1777 with a beveled tegular edge. Provide 2x2 direct/indirect LED light fixtures.

•

Provide (5) Solatube skylights, to be transitioned to terminate at 8’-0” diameter stretched fabric drum. Locations to be determined by structural analysis and to be coordinated with existing roof top equipment. Provide allowance for ducting of Solatubes to desired locations.

•	Feature Walls/Architectural Features:

•

At (2) quad-double office pods North of the Development Laboratory and the (4) offices that abut the Research Laboratory, provide metal panel enclosures where glass does not occur and overhead, extending to the front face of the carrels on East and West sides. Metal panel canopies will cantilever over cubicle areas to the North. Wood planks shall be provided on the underside of the metal enclosures, inside the quad-double office pods, and exposed niches of the carrel areas to define these areas apart from the rest, creating volumes within the larger volume and a dynamic open office environment. Provide recessed linear lights on the underside of canopies and inside offices to match the width of the planks, and to define edges within the carrel niches.

i. Wood Plank Basis-of Design: Dinesen Douglas Classic with Dinesen Lye and Floor Soap White finish; Dinesen HeartOak with Dinesen White Oil finish; or equal.

•

At walls surrounding large lobby opening, abutting the large conference room to the Southeast, wrapping around the open office area, and terminating at the entry into the Storage Room, expose concrete walls. Sandblast, patch and repair to remove existing paint, adhesive, and other debris.

•

Wall Finish: Level 5 gypsum board (where occurs) in Open Office Areas, Copy/Coffee alcoves within Open Office areas; Level 4 gypsum board in Private Offices and Copy Room with high quality, commercial grade acrylic latex paint with eggshell finish throughout.

•	Provide Idea Paint on one full wall in each private office (26 offices). Walls to receive Idea Paint shall be Level 5 finish and smooth to ensure good application as recommended by manufacturer.

•	Break metal to be provided at walls terminating perpendicularly with the storefront system.

•	Provide 8’-0”H glass sliding barnyard door with 9’-0”H sidelites and transom above.

•	Basis-of-Design: CRL Laguna Series Glass Sliding Door System with sidelites and transom (silicone butt-jointed glazing, no vertical intermediate mullions). Refer to Exhibit B.

SCHEDULE 1 TO EXHIBIT B

9

•	Copy Room at East end of space to have a cased opening.

•	Copy Room, Coffee Bar nook at East end and the central Copy Alcove to have built-in lower and upper premium grade plastic laminate casework with quartz countertop.

•	All Furniture, Fixtures and Equipment is N.I.C

4. Conference Rooms:

•	Flooring: Carpet Tile; allow $32/sy material + install cost; Wall base shall be 4” topset rubber.

•	All storefront glazing to be butt-jointed with no intermediate mullions.

•	Wall Finish: Level 5 gypsum board with high quality, commercial grade acrylic latex paint with eggshell finish.

•	Provide the following at large Conference Room in main lobby:

•	Provide 8’-0”H glass sliding barnyard door with 9’-0”H sidelites and transom above.

i.	Basis-of-Design: CRL Laguna Series Glass Sliding Door System with sidelites and transom (silicone butt-jointed glazing, no vertical intermediate mullions). Refer to Exhibit B.

•	Provide specialty ceilings and soffits with decorative LED pendant fixtures over conference table and cove lighting.

i.	Basis-of-Design: Specialty Acoustical Ceiling System Basis-of-Design: Armstrong WoodWorks/MetalWorks Channeled Plank, Linear or Grille Panels, Blades, or equal.

•	Provide colored gradient film on side abutting double-height lobby for visual obstruction.

•	Provide the following at Large Conference Room to the East of the two-story volume.

•	Provide specialty ceilings and soffits with decorative LED pendant fixtures over conference table.

i.	Basis-of-Design: Armstrong Optima Vector Plank.

•	Provide recessed cove lighting along concrete wall to highlight accent.

•	Provide built-in lower premium grade veneer casework with quartz countertop.

•	Provide Idea Paint on West wall. Walls to receive Idea Paint shall be Level 5 finish and smooth to ensure good application as recommended by manufacturer.

•	Provide the following at the Small Conference room.

•	Provide specialty ceilings with decorative LED pendant fixtures over conference table.

i.	Basis-of-Design: Armstrong Optima Vector Plank.

•	Provide Idea Paint on the West wall. Walls to receive Idea Paint shall be Level 5 finish and smooth to ensure good application as recommended by manufacturer.

•	Provide the following at the large Conference Room in the Northeast corner of the building.

•	Provide specialty ceilings and soffits with decorative LED pendant fixtures over conference table.

i.	Basis-of-Design: Armstrong Optima Vector Plank.

•	Provide Idea Paint on East wall. Walls to receive Idea Paint shall be Level 5 finish and smooth to ensure good application as recommended by manufacturer.

•	All Furniture, Fixtures and Equipment are N.I.C.

5. Lobby:

•	Flooring: Provide sealed concrete (grind smooth existing concrete). Where existing tile is removed, level flooring for transition to elevator and adjacent concrete.

•	Ceiling: Provide decorative LED pendant fixtures. Allow $2000 fixture cost for each specialty light fixture, qty. (11)

•	Provide (1) feature wall at west wall of lobby. Assume super graphics will be installed here.

•	Wall Finish: Level 5 gypsum board with high quality, commercial grade acrylic latex paint

SCHEDULE 1 TO EXHIBIT B

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with eggshell finish.

•	At suite entries provide 45-m in fire rated storefront door pair with 1-hr fire rated sidelites. Storefront to have clear anodized finish. Refer to Exhibit B.

•	No reception desk is required.

•	Replace existing cable railing with glass railing. Floor-mounted, cantilever glass railing to be installed in low- profile surface mounted stainless steel shoe/top cap.

•	Clean or replace existing skylight.

•	All Furniture, Fixtures and Equipment are N.I.C.

6. Break Room and Recreation Area:

•	Flooring: Sealed concrete (grind smooth existing concrete); wall base shall be 4” topset rubber.

•	Ceiling: Provide allowance for combination of ceiling open to structure and specialty acoustical ceiling systems with Axiom trim. Provide decorative LED pendant lighting.

•	Specialty Acoustical Ceiling System Basis-of-Design: Armstrong

WoodWorks/MetalWorks Channeled Plank, Linear or Grille Panels, Blades, or equal.

•

Rec Area: An entry canopy with specialty finish/concealed edge lighting will highlight the entry into this space, extending over the Coffee bar in the Open Office Area and wrapping down/terminating at its South end.

•	Casework at Break Room:

•	Premium grade plastic laminate doors and drawers with quartz solid surface countertops.

•	Provide built-in quartz countertop and required powder coated steel supports between existing shaft and wall.

•	Glass tile backsplash, full-height. Allow $15/SF material cost.

•	Casework at Rec Area:

•	Premium grade plastic laminate doors and drawers with quartz solid surface countertop with backsplash.

•	Provide base casework with open area for under counter refrigerator.

•	Wall Finish: High quality, commercial grade acrylic latex paint with eggshell finish.

•	Doors: Refer to Exhibit B.

•	In Break Room provide utilities for under counter dishwasher. Provide dishwasher; refrigerators are N.I.C.

•	Provide 9’-0”H storefront glazing with no intermediate mullions between Laboratory and Break Room. Refer to Exhibit B.

•	In Break Room provide (1) accent wall of either full height tile or back painted glass. For tile allow $8/SF material cost.

•	In Recreation room provide (1) accent wall full wall, multi-color super graphic (refer to home page on www.inhibrx.com).

•	All Furniture, Fixtures and Equipment are N.I.C.

7. Exterior Patios:

•	Replace existing deck tile to match recently upgraded patios in the Torrey Pines Science Park.

•	Provide allowance for additional lighting at exterior patios.

8. North, East Restrooms and Janitor:

•	Restroom Flooring: Porcelain tile with matching wall base: allow $8 per S.F. material cost.

•	Restroom Walls: Porcelain tile, full-height, at wet walls. Allow $8 per S.F, material cost. Provide Schluter trim at outside corners and Schluter base trim.

SCHEDULE 1 TO EXHIBIT B

11

•	Restroom Ceiling: Replace lighting like for like. Patch and repair existing ceiling as needed.

•	Provide new plastic laminate toilet partitions.

•	Provide new stainless steel restroom accessories.

•	Provide new mirror extending across both sinks.

•	Countertop: Quartz countertop with undermount porcelain sinks and automatic soap dispensers.

•	Janitor Flooring: Vinyl Composite Tile with 4” topset rubber base.

•	Provide FRP panels 4’-0” above and around mop sink.

•	Janitor ceiling to be open to structure.

•	Janitor Wall Finish: High quality, commercial grade acrylic latex paint with semi-gloss finish.

•	Doors: Refer to Exhibit B.

9. IDF, Electrical Room and Storage

•	Flooring: Sealed concrete (grind smooth existing concrete); wall base shall be 4” topset rubber.

•	Wall Finish: High quality, commercial grade acrylic latex paint with eggshell finish.

•	Doors: Refer to Exhibit B.

•	Ceiling: Open to structure.

2.6 SIGNAGE:

•	Interior room signage shall be provided by the tenant.

•	Provide code required egress signage and building evacuation signage if not already existing.

2.7 FIRE EXTINGUISHERS:

•	Provide required fire extinguishers and fully-recessed stainless steel fire extinguisher cabinets except where existing conditions only reasonably allow surface mount.

2.8 ACCESS CONTROL:

•	Provide card readers at lobby entrances, rear stair doors and North and East elevators.

2.9 ROOF ACCESS:

•	An existing roof hatch/access ladder will remain.

SCHEDULE 1 TO EXHIBIT B

12

SCHEDULE 1 TO EXHIBIT B

13

SCHEDULE 1 TO EXHIBIT B

14

SCHEDULE 1 TO EXHIBIT B

15

EXHIBIT C

TORREY PINES SCIENCE PARK

NOTICE OF LEASE TERM DATES

To:

Re:	Lease dated , 20 between , a (“Landlord”), and , a (“Tenant”) concerning Suite on floor(s) of the building located at , California.

Gentlemen:

In accordance with the Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.	The Lease Term shall commence on or has commenced on for a term of ending on .

2.	Rent commenced to accrue on , in the amount of .

3.

If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.	Your rent checks should be made payable to at .

5.	The exact number of rentable/usable square feet within the Premises is square feet.

6.	Tenant’s Share as adjusted based upon the exact number of usable square feet within the Premises is %.

“Landlord”:
______________________________________________, a __________________________________________

By: __________________________________________
Its:_______________________________________

EXHIBIT C

1

Agreed to and Accepted as

of          , 20         .

“Tenant”:

______________________________________________, a_____________________________________________

By: __________________________________________
Its:_______________________________________

EXHIBIT C

2

EXHIBIT D

TORREY PINES SCIENCE PARK

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Lease (the “Lease”) made and entered into as of ___________, 20___ by and between              as Landlord, and the undersigned as Tenant, for Premises consisting of the entire office building located at             , California, certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on , and the Lease Term expires on , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3. Base Rent became payable on.

4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6. Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord’s mortgagee.

7. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                         . The current monthly installment of Base Rent is $                    .

8. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder. The Lease does not require Landlord to provide any rental concessions or to pay any leasing brokerage commissions.

9. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease. Neither Landlord, nor its successors or assigns, shall in any event be liable or responsible for, or with respect to, the retention, application and/or return to Tenant of any security deposit paid to any prior landlord of the Premises, whether or not still held by any such prior landlord, unless and until the party from whom the security deposit is being sought, whether it be a lender, or any of its successors or assigns, has actually received for its own account, as landlord, the full amount of such security deposit.

10. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

EXHIBIT D

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11. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13. Tenant is in full compliance with all federal, state and local laws, ordinances, rules and regulations affecting its use of the Premises, including, but not limited to, those laws, ordinances, rules or regulations relating to hazardous or toxic materials. Tenant has never permitted or suffered, nor does Tenant have any knowledge of, the generation, manufacture, treatment, use, storage, disposal or discharge of any hazardous, toxic or dangerous waste, substance or material in, on, under or about the Project or the Premises or any adjacent premises or property in violation of any federal, state or local law, ordinance, rule or regulation.

14. To the undersigned’s knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full. All work (if any) in the common areas required by the Lease to be completed by Landlord has been completed and all parking spaces required by the Lease have been furnished and/or all parking ratios required by the Lease have been met.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at                 on the                  day of                 , 20         .

“Tenant”:
______________________________________________, a_____________________________________________

By: __________________________________________

Its:_______________________________________

By: __________________________________________

Its:_______________________________________

EXHIBIT D

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EXHIBIT E

TORREY PINES SCIENCE PARK

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

EXHIBIT E

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7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s prior written consent; provided, however, that Landlord’s prior written consent shall not be required for the hanging of normal and customary office artwork and personal items. Tenant shall not purchase spring water, ice, towel, linen, maintenance or other like services from any person or persons not included on an approved list that Landlord shall provide to Tenant upon request.

10. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11. Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable or combustible fluid, chemical, substance or material.

12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

16. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

EXHIBIT E

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18. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.

20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

25. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

26. Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5, and any local “No-Smoking” ordinance which may be in effect from time to time and which is not superseded by such State law.

27. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

28. All non-standard office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

29. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

30. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

31. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

EXHIBIT E

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Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT E

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EXHIBIT F

TORREY PINES SCIENCE PARK

ENVIRONMENTAL QUESTIONNAIRE

Property Name:

Property Address:

Instructions: The following questionnaire is to be completed by the Lessee representative with knowledge of the planned operations for the specified building/location. Please print clearly and attach additional sheets as necessary.

1.0	PROCESS INFORMATION

Describe planned use, and include brief description of manufacturing processes employed.

2.0	HAZARDOUS MATERIALS

Are hazardous materials used or stored? If so, continue with the next question. If not, go to Section 3.0

2.1	Are any of the following materials handled on the Property?			Yes ☐ No ☐

(A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.) If so, complete this section. If this question is not applicable, skip this section and go on to Section 5.0.

	☐ Explosives	☐ Fuels	☐ Oils
	☐ Solvents	☐ Oxidizers	☐ Organics/Inorganics
	☐ Acids	☐ Bases	☐ Pesticides
	☐ Gases	☐ PCBs	☐ Radioactive Materials
☐ Other (please specify)

2-2.

If any of the groups of materials checked in Section 2.1, please list the specific material(s), use(s), and quantity of each chemical used or stored on the site in the Table below. If convenient, you may substitute a chemical inventory and list the uses of each of the chemicals in each category separately.

Material	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity

EXHIBIT F

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2-3. Describe the planned storage area location(s) for these materials. Please include site maps and drawings as appropriate.

3.0	HAZARDOUS WASTES

Are hazardous wastes generated?                Yes ☐    No  ☐

If yes, continue with the next question. If not, skip this section and go to section 4.0.

3.1	Are any of the following wastes generated, handled, or disposed of (where applicable on the Property?

☐ Hazardous wastes	☐ Industrial Wastewater
☐ Waste oils	☐ PCBs
☐ Air emissions	☐ Sludges
☐ Regulated Wastes	☐ Other (please specify)

3-2.	List and quantify the materials identified in Question 3-1 of this section.

WASTE GENERATED	RCRA listed Waste?	SOURCE	APPROXIMATE MONTHLY QUANTITY	WASTE CHARACTERIZATION	DISPOSITION

3-3.	Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable). Attach separate pages as necessary.

Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number

3-4.	Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment? Yes ☐ No ☐

3-5.	If so, please describe.

4.0	USTS/ASTS

4.1

Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)?            Yes ☐ No ☐

If not, continue with section 5.0. If yes, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection/spill prevention measures. Please attach additional pages if necessary.

Capacity	Contents	Year Installed	Type (Steel, Fiberglass, etc)	Associated Leak Detection / Spill Prevention Measures*

*	Note: The following are examples of leak detection / spill prevention measures:

EXHIBIT F

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Integrity testing	Inventory reconciliation	Leak detection system
Overfill spill protection	Secondary containment	Cathodic protection

4-2.	Please provide copies of written tank integrity test results and/or monitoring documentation, if available.

4-3.	Is the UST/AST registered and permitted with the appropriate regulatory agencies? Yes ☐ No ☐

If so, please attach a copy of the required permits.

4-4.If

this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g. soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

4-5.	If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the Property? Yes ☐ No ☐

If yes, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

4-6.	For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or waste? Yes ☐ No ☐

For new tenants, are installations of this type required for the planned operations?

                                                                                                                                                                                          Yes ☐    No ☐

If yes to either question, please describe.

5.0	ASBESTOS CONTAINING BUILDING MATERIALS

Please be advised that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

6.0	REGULATORY

6-1.	Does the operation have or require a National Pollutant Discharge Elimination System (NPDES) or equivalent permit? Yes ☐ No ☐

If so, please attach a copy of the permit.

6-2.	Has a Hazardous Materials Business Plan been developed for the site? Yes ☐ No ☐

If so, please attach a copy.

EXHIBIT F

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CERTIFICATION

I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that Lessor will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature:

Name:

Title:

Date:

Telephone:

EXHIBIT F

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EXHIBIT G

NET EQUIVALENT LEASE RATE

In order to analyze the net effective rentable obligations based on the factors to be considered in calculating the Economic Terms in connection with calculations under Section 1.4 of this Lease, and given that the Economic Terms may vary in terms of length or term, rental rate, concessions, etc., the following steps shall be taken into consideration to “adjust” the objective data from each of Economic Terms. By taking this approach, a “Net Equivalent Lease Rate” for each of the Economic Terms shall be determined using the following steps to adjust the Economic Terms, which will allow for an “apples to apples” comparison of the Economic Terms.

1 The contractual rent payments for each of the Economic Terms should be arrayed monthly or annually over the lease term of the First Offer Space. All Economic Terms should be adjusted to simulate a net rent structure, wherein the tenant is responsible for the payment of all property operating expenses and taxes in a manner consistent with this Lease. This results in the estimate of Net Equivalent Rent received by each landlord for each Economic Terms being expressed as a periodic net rent payment.

2 Any free rent or similar inducements received over time should be deducted in the time period in which they occur, resulting in the net cash flow arrayed over the lease term.

3 The resultant net cash flow from the lease of the First Offer Space should be then discounted (using an annual discount rate equal to 8.0%) to the First Offer Commencement Date, resulting in a net present value estimate.

4 From the net present value, up front inducements (improvements allowances and other concessions) should be deducted. These items should be deducted directly, on a “dollar for dollar” basis, without discounting since they are typically incurred at lease commencement, while rent (which is discounted) is a future receipt.

5 The net present value should then amortized back over the lease term of the First Offer Space as a level monthly or annual net rent payment using the same annual discount rate of 8.0% used in the present value analysis. This calculation will result in a hypothetical level or even payment over the option period, termed the “Net Equivalent Lease Rate” (or constant equivalent in general financial terms).

EXHIBIT G

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LEASE

TORREY PINES SCIENCE PARK

HCP TPSP, LLC,

a Delaware limited liability company,

as Landlord,

and

INHIBRX, LP,

a Delaware limited partnership,

as Tenant.

EXHIBITS

A	OUTLINE OF PREMISES
B	TENANT WORK LETTER
C	FORM OF NOTICE OF LEASE TERM DATES
D	FORM OF TENANT’S ESTOPPEL CERTIFICATE
E	RULES AND REGULATIONS
F	ENVIRONMENTAL QUESTIONNAIRE
G	NET EQUIVALENT LEASE RATE

(i)

INDEX

Page(s)
Abatement Date	7
Abatement Event	33
Advocate Arbitrators	9
Alterations	21
Base Rent	9
Brokers	40
Building	4
Building Hours	20
Common Areas	4
Comparable Buildings	8
Conditions	5
Contemplated Effective Date	28
Contemplated Transfer Space	28
Direct Expenses	10
Eligibility Period	33
Estimate	14
Estimate Statement	14
Estimated Direct Expenses	14
Excepted	41
Existing Hazardous Materials	18
Expense Year	10
First Offer Commencement Date	6
First Offer Exercise Notice	6
First Offer Notice	6
First Offer Space	6
Force Majeure	39
Holidays	20
HVAC	20
Intention to Transfer Notice	28
Landlord	1
Landlord Affiliate	5
Landlord Parties	23
Landlord Repair Notice	25
Lease	1
Lease Commencement Date	7
Lease Expiration Date	7
Lease Term	7
Lease Year	7
Lines	35
Mail	39
Net Worth	29
Neutral Arbitrator	9
Nine Month Period	28
Notices	39
Objectionable Name	35
Operating Expenses	10
Option Conditions	7
Option Rent	8
Option Term	7
Original Improvements	24

(ii)

Page(s)
Original Tenant	6
Outside Agreement Date	8
Permitted Transferee Assignee.	29
Premises	4
Project,	4
Security Deposit	34
Sign Specifications	35
Statement	14
Subject Space	27
Summary	1
Superior Right Holders	6
Tax Expenses	13
Tenant	1
Tenant Work Letter	4
Tenant’s Share	13
Transfer Notice	27
Transferee	27

(iii)